UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(441) 278-0400

March 26, 2007

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Company’s principal executive offices at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Wednesday, May 9, 2007, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s Ordinary Shares, par value $1.00 per share, at the close of business on March 5, 2007 will be entitled to notice of, and to vote at, the Annual General Meeting of Shareholders. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and please complete, date, sign and return the enclosed proxy card promptly or use the available telephone or internet voting procedures set forth on the proxy card.

Sincerely,
Kenneth J. LeStrange Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

NOTICE OF
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2007

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the ‘‘Annual General Meeting’’) of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) will be held on Wednesday, May 9, 2007, at 8:00 a.m. (local time), at the Company’s principal executive offices at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.

At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:

1.	Election of directors:

•	The election of four Class II directors and two Class I directors to the Board of Directors of the Company (the ‘‘Board of Directors’’), each to serve until the end of their term as described in the accompanying materials and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited;

•	The direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited;

2.	The appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;

3.	The adoption of the Company’s 2007 Equity Incentive Plan; and

4.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Shareholders of the Company, at the close of business on March 5, 2007 are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2006, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, you are requested to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope or to vote via telephone or internet to make sure that your shares are represented at the Annual General Meeting. Pursuant to the Company’s Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting prior to the vote pursuant to the proxy.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR USE THE AVAILABLE TELEPHONE OR INTERNET VOTING PROCEDURES SET FORTH ON THE PROXY CARD.

By Order of the Board of Directors,
John V. Del Col Secretary

Pembroke, Bermuda
March 26, 2007

i

ii

Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 9, 2007

INTRODUCTION

This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the ‘‘Company’’ or ‘‘Endurance’’), in connection with the solicitation of proxies, in the accompanying form, by the board of directors of Endurance (the ‘‘Board of Directors’’ or the ‘‘Board’’) for use in voting at the Annual General Meeting of Shareholders (the ‘‘Annual General Meeting’’) to be held at the Company’s principal executive offices at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Wednesday, May 9, 2007, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. This proxy statement, the attached Notice of Annual General Meeting, the Annual Report for the year ended December 31, 2006 (including financial statements) and the enclosed Proxy Card are first being mailed to Endurance’s shareholders on or about March 26, 2007.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING

Q:    What is a proxy?

A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col (collectively, the ‘‘Proxy Committee’’) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:    What am I voting on?

A:	You are voting on three proposals:

1.	Election of directors:

•	Election of four Class II directors for a term of three years and two Class I directors for a term of two years:

Class II	Class I
John T. Baily	Gregor S. Bailar
Norman Barham	William J. Raver
Galen R. Barnes
Therese M. Vaughan

•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Specialty Insurance Ltd.:

Gregor S. Bailar	Brendan R. O’Neill
John T. Baily	Richard C. Perry
Norman Barham	William J. Raver
Galen R. Barnes	Robert A. Spass
William H. Bolinder	Therese M. Vaughan
Steven W. Carlsen	R. Max Williamson
Kenneth J. LeStrange

•	Direction of the Company to elect the following slate of director designees who shall serve as directors of Endurance Worldwide Holdings Limited:

William H. Bolinder Steven W. Carlsen Jon Godfray Daniel M. Izard Kenneth J. LeStrange Simon Minshall Brendan R. O’Neill

•	Direction of the Company to elect a slate of director designees who shall serve as directors of Endurance Worldwide Insurance Limited:

William H. Bolinder Steven W. Carlsen Jon Godfray Daniel M. Izard Kenneth J. LeStrange Simon Minshall Brendan R. O’Neill

Biographical information of each director is included below under ‘‘Proposal No. 1 — Election of Directors.’’

2.	Appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	Adoption of the proposed 2007 Equity Incentive Plan.

Q:    What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1, FOR the appointment of and the authorization of fees for, Ernst & Young in Proposal No. 2 and FOR adoption of the 2007 Equity Incentive Plan in Proposal No. 3.

Q:    Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:    Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 5, 2007 (the ‘‘Record Date’’). Each ordinary share is entitled to one vote. However, the Company’s Bye-Laws (the ‘‘Bye-Laws’’) restrict the aggregate voting power of those shareholders holding 9.5% or more of the Company’s outstanding ordinary shares to no more than 9.5% of the total votes cast.

In addition, the Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

Pursuant to the terms of the Bye-Laws as described above, your voting interests have been adjusted by the Board of Directors such that your vote is as stated on the enclosed proxy card.

There is no cumulative voting of the Company’s ordinary shares.

Q:    How do I vote?

A:	There are four ways to vote:

1.	By completing and mailing your proxy card.

2.	By telephone, using the toll-free telephone number shown on your proxy card.

3.	By internet, by visiting the web site address shown on your proxy card.

4.	By attending the Annual General Meeting in person and submitting a written proxy card.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with this proxy statement.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, Messrs. LeStrange, McGuire and Del Col will vote your shares FOR proposals 1, 2 and 3 listed above.

Q:    What vote is required to approve each proposal?

A:	Approval of each of the proposals listed above requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. Broker discretionary votes will not be counted as votes in connection with the third proposal regarding the approval of the Company’s proposed 2007 Equity Incentive Plan.

Q:    What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 5, 2007, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 5, 2007, there were 66,499,481 ordinary shares outstanding.

Q:    Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 5, 2007, can attend. Seating, however, is limited. Seating at the Annual General Meeting will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:    Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:

•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to the proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid proxy.

Q:    Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals who help with processing and counting the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:    Who will count the vote?

A:	Computershare will count the vote. Its representatives will be the inspectors of election.

Q:    What shares are covered by my proxy card?

A:	The shares covered by your card represent all the ordinary shares of the Company you own of record.

Q:    What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare Investor Services at P.O. Box 43078, Providence, Rhode Island 02940-3078, telephone 1-781-575-3400, or at their website, www.computershare.com.

Q:    What is ‘‘householding’’?

A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as ‘‘householding,’’ is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the annual report or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Attention: Investor Relations, Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.

You may be able to initiate householding if your bank or broker has chosen to offer such service, by following the instructions provided by your bank or broker.

Q:    How much did this proxy solicitation cost?

A:	The Company is paying the cost of solicitation and has hired The Altman Group to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $7,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:    How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described on p. 24 of the proxy statement. The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2007 Annual General Meeting must have been received by the Company on or prior to November 23, 2006. Shareholder recommendations for director nominees for the 2008 Annual General Meeting must be received by the Company not later than November 27, 2007 and not earlier than October 28, 2007.

Q:    When are the shareholder proposals due for the 2008 Annual General Meeting?

A:	In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2008 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than November 27, 2007 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 10, 2008.

Absent receipt of proper shareholder notice prior to November 27, 2007, the proxies designated by the Board of Directors of Endurance for the 2008 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.

PROPOSALS TO BE VOTED UPON

Proposal No. 1 — Election of Directors

Election of Endurance Directors

The Board of Directors currently consists of 13 directors, who are divided into three classes, with the current size of the Board of Directors fixed at 15 directors. Each class of directors serves for a term of three years.

Four Class II directors are to be elected at the Annual General Meeting. If elected, these directors will hold office until their respective successors have been duly elected and qualified at the 2010 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal.

Although Gregor S. Bailar and William J. Raver were appointed by the Board of Directors pursuant to the Bye-Laws, each of Messrs. Bailar and Raver has been nominated by the Board of Directors for election by the Company’s shareholders to serve as a Class I director. If elected, Mr. Bailar and Mr. Raver will hold office until their successors have been duly elected and qualified at the 2009 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. Mr. Bailar and Mr. Raver were recommended to the Nominating and Corporate Governance Committee by a third-party search firm.

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following biographical information has been furnished by the respective nominees for election as Class II directors:

John T. Baily, 63, has been a director since August 2003. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of Erie Indemnity Company, NYMAGIC, Inc., RLI Corp. and Albright College. A graduate of both Albright College (BA, Economics) and the University of Chicago (MBA), Mr. Baily is a CPA and has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.

Norman Barham, 65, has been a director since August 2004. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from 1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the board of directors of Queens College and Coral Insurance Company.

Galen R. Barnes, 59, has been a director since May 2004. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, the Alliance of American Insurers, National Council on Compensation Insurance, and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated World Financial Capital Bank of Salt Lake City, Utah. His voluntary directorships include the James Cancer Hospital of Columbus, Ohio, Ohio Dominican University and the Self Insurance Board of the Ohio State University.

Therese M. Vaughan, 50, has been a director since August 2005. Dr. Vaughan became the Robb B. Kelley Distinguished Professor of Insurance and Actuarial Science at Drake University in Des Moines, Iowa in January 2005, after serving as Iowa Insurance Commissioner from 1994 to 2004. During her tenure as Iowa Insurance Commissioner, Dr. Vaughan was an active member of the National Association of Insurance Commissioners (NAIC), serving as President in 2002. She led a number of key initiatives at the NAIC, including the development of NAIC’s response to the terrorism events of 2001. Prior to becoming the Iowa Insurance Commissioner, Dr. Vaughan was the Director of The Insurance Center at Drake University from 1988 to 1994, and served as a consultant in the risk management and casualty division of Tillinghast from 1987 to 1988. Dr. Vaughan earned a Ph.D. in risk and insurance at the Wharton School of the University of Pennsylvania and is an Associate of the Society of Actuaries, an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. She is a director of the Principal Financial Group and a member of its Audit Committee.

The following biographical information has been furnished by the respective nominees for election as Class I directors:

Gregor S. Bailar, 43, has been a director since November 2006. Mr. Bailar is the Chief Information Officer (‘‘CIO’’) for Capital One Financial Corporation. As CIO, he serves as Capital One’s principal IT strategist, with responsibility for all of the company’s technology activities globally, leading a broad technology team. Prior to assuming his current position at Capital One in 2001, Mr. Bailar spent four years at the NASDAQ Stock Market as Chief Information Officer and Executive Vice President for Operations and Technology, where he was responsible for all aspects of technology and operations. Mr. Bailar was also Chairman and Founder of IndigoMarkets Inc, a software development subsidiary in Chennai, India. Mr. Bailar joined NASDAQ after four years at Citicorp, where he was Managing Director of Advanced Development for Global Corporate Banking. At Citicorp he was responsible for oversight of all major technology expenditures and initiatives as well as the management of the technological direction and strategy of Citicorp’s Global Banking Business. Before his tenure at Citicorp, Mr. Bailar held key strategic and management positions at Perot Systems Corporation, Trirex Systems, Inc., NeXT Computer, Inc. and Hewlett-Packard. Mr. Bailar earned a BA degree in electrical engineering from Dartmouth College. He serves on the boards of directors of Reading is Fundamental and the National Wildlife Federation Board.

William J. Raver, 59, has been a director since May 2006. Mr. Raver has been the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (‘‘NRRIT’’) since July 2006. He leads a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, currently totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF MESSRS. BAILY, BARHAM AND BARNES AND DR. VAUGHAN AS CLASS II DIRECTORS AND MESSRS. BAILAR AND RAVER AS CLASS I DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of each nominee for director requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Specialty Insurance Ltd.

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Specialty Insurance Ltd. (‘‘Endurance Bermuda’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance Bermuda Directors’’). If elected, the Endurance Bermuda Directors will hold office until their successors are duly elected and qualified at the 2008 Annual General Meeting of Shareholders or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Bermuda Directors shall constitute a direction to the Company to cause it to vote its shares in Endurance Bermuda to ensure that Endurance Bermuda’s board of directors consists of the Endurance Bermuda Directors. Proxies cannot be voted for a greater number of persons than the Endurance Bermuda Directors named. Each of the Endurance Bermuda Directors is a director of the Company and receives no additional remuneration for serving on the board of directors of Endurance Bermuda. In the event that any of the below listed Endurance Bermuda Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance Bermuda Directors:

Gregor S. Bailar, 43, has been a director of Endurance Bermuda since November 2006. Mr. Bailar’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

John T. Baily, 63, has been a director of Endurance Bermuda since August 2003. Mr. Baily’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Norman Barham, 65, has been a director of Endurance Bermuda since August 2004. Mr. Barham’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Galen R. Barnes, 59, has been a director of Endurance Bermuda since May 2004. Mr. Barnes’ biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

William H. Bolinder, 63, has been a director of Endurance Bermuda since July 2002. Mr. Bolinder’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Steven W. Carlsen, 50, has been a director of Endurance Bermuda since February 2006. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Kenneth J. LeStrange, 49, has been a director of Endurance Bermuda since June 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Brendan R. O’Neill, 58, has been a director of Endurance Bermuda since February 2005. Mr. O’Neill’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Richard C. Perry, 52, has been a director of Endurance Bermuda since December 2001. Mr. Perry’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

William J. Raver, 59, has been a director of Endurance Bermuda since May 2006. Mr. Raver’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Robert A. Spass, 51, has been a director of Endurance Bermuda since July 2002. Mr. Spass’ biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Therese M. Vaughan, 50, has been a director of Endurance Bermuda since August 2005. Dr. Vaughan’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

R. Max Williamson, 69, has been a director of Endurance Bermuda since February 2006. Mr. Williamson’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE BERMUDA DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance Bermuda Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Worldwide Holdings Limited

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Worldwide Holdings Limited (‘‘Endurance Worldwide’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance Worldwide Directors’’). If elected, the Endurance Worldwide Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance Worldwide Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance Worldwide to ensure that its board of directors consists of the Endurance Worldwide Directors. Proxies cannot be voted for a greater number of persons than the Endurance Worldwide Directors named. Each of the Endurance Worldwide Directors is a director or officer of the Company or a subsidiary and receives no additional remuneration for serving on the board of directors of Endurance Worldwide. In the event that any of the below listed Endurance Worldwide Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance Worldwide Directors:

William H. Bolinder, 63, has been a director of Endurance Worldwide since December 2002. Mr. Bolinder’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Steven W. Carlsen, 50, has not previously been a director of Endurance Worldwide. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Jon Godfray, 47, has not previously been a director of Endurance Worldwide. He is the Chief Operating Officer of Endurance Worldwide Insurance Limited, having joined the company in September 2002. Mr. Godfray has management responsibility for all of the operational activity undertaken within Endurance Worldwide and is the location’s senior geographical manager.

Daniel M. Izard, 62, has been a director of Endurance Worldwide since August 2006. Mr. Izard’s biographical information is listed below under ‘‘Management.’’

Kenneth J. LeStrange, 49, has been a director of Endurance Worldwide since December 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Simon Minshall, 41, has been a director of Endurance Worldwide since June 2002 and Chief Financial Officer of Endurance Worldwide Insurance Limited since July 2002. From January 2002 until becoming CFO, Mr. Minshall was a consultant to Endurance Worldwide Insurance Limited. Prior to working with Endurance, Mr. Minshall was CEO of Vavo.com, a European online insurance venture backed by GE Capital and Prudential from 2000 to 2001. From 1997 to 2000, he held a number of senior finance roles within the head office of Royal & Sun Alliance plc. These included Manager, Group Financial Control, and Finance Director of the E-Commerce division. In addition, he has held a number of company directorships and currently serves on the board of directors of a private technology company. Mr. Minshall is a Chartered Accountant and qualified with Deloitte & Touche in London and holds an Honours Degree in Law (LLB) from University College Wales.

Brendan R. O’Neill, 58, has been a director of Endurance Worldwide since May 2006. Mr. O’Neill’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE WORLDWIDE DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance Worldwide Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Election of Slate of Director Designees to Endurance Worldwide Insurance Limited

Pursuant to Bye-Law 150 of the Bye-Laws, the board of directors of Endurance Worldwide Insurance Limited (‘‘Endurance U.K.’’) must be comprised of persons (i) a majority of whom are directors of the Company and (ii) who have been elected as a slate of director designees by the Company’s shareholders (the ‘‘Endurance U.K. Directors’’). If elected, the Endurance U.K. Directors will hold office until their successors are duly elected and qualified or, if earlier, their death, resignation or removal. Your approval of the proposed slate of Endurance U.K. Directors shall constitute a direction to the Company to cause its subsidiaries to vote their shares in Endurance U.K. to ensure that its board of directors consists of the Endurance U.K. Directors. Proxies cannot be voted for a greater number of persons than the Endurance U.K. Directors named. Each of the Endurance U.K. Directors is a director or officer of the Company or a subsidiary and receives no additional remuneration for serving on the board of directors of Endurance U.K. In the event that any of the below listed Endurance U.K. Directors should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The following persons constitute the slate of Endurance U.K. Directors:

William H. Bolinder, 63, has been a director of Endurance U.K. since December 2002. Mr. Bolinder’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Steven W. Carlsen, 50, has not previously been a director of Endurance U.K. Mr. Carlsen’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Jon Godfray, 47, has not previously been a director of Endurance U.K. Mr. Godfray’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Slate of Directors to Endurance Worldwide Holdings Limited.’’

Daniel M. Izard, 62, has been a director of Endurance U.K. since August 2006. Mr. Izard’s biographical information is listed below under ‘‘Management.’’

Kenneth J. LeStrange, 49, has been a director of Endurance U.K. since December 2002. Mr. LeStrange’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

Simon Minshall, 41, has been a director of Endurance U.K. since June 2002 and Chief Financial Officer of Endurance Worldwide Insurance Limited since July 2002. Mr. Minshall’s biographical information is listed above under ‘‘Proposal No. 1 — Election of Directors — Election of Slate of Directors to Endurance Worldwide Holdings Limited.’’

Brendan R. O’Neill, 58, has been a director of Endurance U.K. since May 2006. Mr. O’Neill’s biographical information is listed below under ‘‘Information Concerning Continuing Directors.’’

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE ELECTION OF THE SLATE OF ENDURANCE U.K. DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of the slate of Endurance U.K. Directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2007, and recommends that shareholders authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young has been the Company’s independent registered public accounting firm since the Company’s inception in December of 2001. Representatives of Ernst & Young are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The appointment of Ernst & Young as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Proposal No. 3 — Adoption of 2007 Equity Incentive Plan

At its meeting on February 28, 2007, based on the recommendations of outside compensation consultants and the Company’s management, the Board of Directors determined that it is in the best interest of the Company to adopt the 2007 Equity Incentive Plan (the ‘‘Plan’’) to allow for the issuance of equity incentives to non-employee directors of the Company and eligible employees of the Company and its subsidiaries and recommended that the Company’s shareholders approve the Plan at the Annual General Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE ‘‘FOR’’ THE COMPANY’S 2007 EQUITY INCENTIVE PLAN. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The adoption of the Company’s 2007 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Description of the 2007 Equity Incentive Plan

The Plan has been designed to ensure the continued alignment of the interests of the Company’s shareholders with the goals of the Company’s long-term incentive compensation program. Among the key features of the Plan are the following:

The ability to use various forms of equity, as deemed appropriate by the Compensation Committee, to maintain the Company’s competitive ability to attract, retain and motivate employees.    The Plan allows the Company to grant stock options, restricted shares and restricted share units, stock appreciation rights (‘‘SARs’’), share bonuses and performance-based restricted share awards as well as other forms of equity as determined by the Compensation Committee. The Company has historically used restricted share units and stock options as the primary form of equity compensation and expects to use restricted shares as its predominant form of equity compensation in the near future. However, allowing for the use of different types of equity compensation gives the Company greater flexibility to respond to changes in executive compensation practices, including those that are in response to changes in the tax or accounting treatment of specific forms of equity awards.

Limitation on Shares Issuable.    The Plan authorizes the issuance of an additional 1,280,000 of the Company’s ordinary shares, representing approximately 1.92% of the currently outstanding ordinary shares. A total of 2,100,000 ordinary shares will be available under the Plan, which includes approximately 820,000 authorized but unissued ordinary shares remaining from the Company’s previous equity incentive plans. The closing price of the Company’s ordinary shares on March 5, 2007 was $34.31.

Share Counting.    The ordinary shares underlying all awards granted under the Plan reduce the awards available for issuance under the Plan, with the exception of Tandem SARs issued in conjunction with options. The only ordinary shares that become available for issuance again under the Plan are for equity incentive awards that were surrendered in an exercise, lapse, expire or are terminated or cancelled without being exercised or converted into ordinary shares.

No Discounted Stock Options or SARs.    All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company’s ordinary shares on the date the stock option or SAR is granted.

No Stock Option or SAR Repricing.    The Plan prohibits the repricing of stock options and SARs and also does not allow canceling and replacing an outstanding stock option with a stock option with a lower exercise price, other than with prior shareholder approval, the issuance of equity incentive awards in connection with the acquisition of another entity or a change in the capital structure of the Company.

No Reload Options.    The Plan does not permit granting options with ‘‘reload’’ features that provide for automatic grants of new options when ordinary shares are tendered to pay for the exercise of previously granted options.

Independent Committee.    The Plan will be administered by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange.

Minimum Vesting Provisions.    All of the equity incentive awards issuable to employees under the Plan, other than share bonuses, will be subject to at minimum a three-year ratable vesting period or, if they are performance awards or awards to non-employee directors, a minimum one year vesting period.

Description of Material Terms of the Plan

The following is a brief summary of the proposed Plan. The following description of the Plan is not intended to be complete and is qualified in its entirety by the text of the Plan, a copy of which is attached hereto as Appendix A.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain the services of experienced and knowledgeable employees and directors and encourage employees and directors to acquire an increased proprietary interest in the Company. The Board believes increased share ownership by employees and directors strengthens their commitment to the welfare of the Company and promotes an identity of interest between the Company’s shareholders and the Company’s employees and directors.

Administration of the Plan

The Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee is required to consist of two or more directors, all of whom must be (i) ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the ‘‘Internal Revenue Code’’) (ii) ‘‘non-employee directors’’ within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and (iii) ‘‘independent directors’’ under the rules of the New York Stock Exchange. The Compensation Committee has the exclusive power to:

•	Select the participants in the Plan;

•	Determine the number of equity incentive awards to be granted to each participant in the Plan;

•	Determine the time or times when equity incentive awards will be granted;

•	Determine the terms of each equity incentive award;

•	Prescribe the form or forms of agreements evidencing the equity incentive awards; and

•	Determine, in its sole discretion and for any reason at any time, that any or all outstanding equity incentive awards shall become exercisable in part or in full.

The Compensation Committee also has authority to interpret the Plan and to establish, adopt, or revise the rules and regulations relating to the Plan. The Compensation Committee is not liable for any action, omission or determination relating to the Plan, and the Company is obligated to indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless the Compensation Committee against costs, expenses or liabilities arising out of administration of the Plan. The Company’s indemnity and hold harmless does not apply if the Compensation Committee’s action, omission or determination was taken in bad faith and without reasonable belief that it was in the best interests of the Company.

The Plan permits the Compensation Committee to delegate certain of its authority to officers of the Company or other persons.

Eligibility

Participation in the Plan is limited to non-employee directors of the Company and employees of the Company and its subsidiaries. The Company currently has 12 non-employee directors and approximately 500 employees.

Shares Reserved for Issuance

The maximum number of the Company’s ordinary shares reserved for issuance under the Plan will be a total of 1,280,000 shares, plus approximately 820,000 shares authorized but unissued under the Company’s existing Amended and Restated 2002 Stock Option Plan and Amended and Restated 2003 Non-Employee Director Equity Incentive Plans, both of which will be superseded by the Plan upon its approval. The maximum number of ordinary shares reserved for issuance under the Plan shall be subject to adjustment for certain transactions, such as stock splits or share dividends. Ordinary shares reserved for issuance under the Plan will be authorized but unissued shares. If outstanding equity incentive awards granted under the Plan are surrendered in an exercise, lapse, terminate or expire for any reason without being wholly exercised or converted into ordinary shares, the ordinary shares allocable to the unexercised portion of the equity incentive award will again be available for issuance under the Plan. The grant of tandem SARs will not reduce the number of available ordinary shares available under the Plan. However, the exercise of any equity incentive award granted in tandem with any other equity incentive award will result in both equity incentive awards being cancelled and not available for future issuance under the Plan.

Award Limitations

The Company cannot grant to any individual employee options or stock appreciation rights convertible into more than 500,000 ordinary shares during a fiscal year. In addition, the Company cannot grant to any individual employee more than 250,000 restricted shares, restricted share units or other full value equity incentive awards during a fiscal year. If an equity incentive award is subject to a performance period greater than one fiscal year, the maximum number is equal to the above yearly limits multiplied by the number of years in the performance period. The maximum number of equity incentive awards the Company can grant to any individual employee shall be subject to adjustment for certain transactions, such as stock splits or share dividends.

Types of Awards

The Plan provides for the grant of non-qualified and incentive stock options, SARs, tandem SARs, restricted shares, restricted share units, share bonuses and other forms of equity incentive awards.

Director Options and Restricted Share Units.    The Plan provides for the grant of stock options or restricted shares to each non-employee director of the Company in office at the close of business on the date of the Annual General Meeting of Shareholders of the Company. Each year, the Compensation Committee determines whether non-employee directors will be granted (i) an option to purchase 5,000 ordinary shares with a per ordinary share exercise price equal to the fair market value of one ordinary share on such date or (ii) 1,750 restricted shares (in each case subject to adjustment for certain transactions). Each option granted expires on the earlier of (a) the tenth annual anniversary of the date of grant of the option or (b) the first annual anniversary of the last day on which the non-employee director serves on the Board of Directors. Each option is exercisable on or after the 12 month anniversary of the date of grant of the option and is a non-qualified option, which is not entitled to special tax treatment under Section 422 of the Code. Any restricted shares granted become fully vested and freely tradable 12 months following the date of grant. Each non-employee director holding restricted shares has the right to vote the restricted shares and is entitled to receive dividends paid by the Company on the restricted shares. Non-employee directors are not entitled to receive any equity incentive awards under the Plan other than the annual grant of options or restricted shares described above. The number of stock options or restricted shares to be granted to non-employee directors under the Plan shall be subject to adjustment for certain transactions, such as stock splits or share dividends.

Stock Options.    Each stock option entitles the holder to acquire the Company’s ordinary shares upon payment of the applicable exercise price. The exercise price of stock options must be equal to or greater than the fair market value of the Company’s ordinary shares on the date the option is granted. Stock options granted under the Plan will be treated as non-incentive stock options unless, as of the date of grant, they are expressly designated as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Compensation Committee may establish the term of each stock option, up to a maximum of 10 years from the date of grant. The exercise price of a stock option may not be decreased after the date of grant, except for adjustments made for dilutive or similar events or with prior shareholder approval. Further, no outstanding stock option may be surrendered to the Company as consideration for cash or the grant of a new stock option with a lower exercise price, except for the issuance of equity incentive awards in connection with the acquisition of another entity, adjustments made for dilutive or similar events or with prior shareholder approval.

SARs.    Each SAR, or stock appreciation right, entitles the holder upon exercise to receive ordinary shares or cash equal to the excess of the ordinary share price on the date of exercise of the SAR over the ordinary share price on the date of grant. The base price above which appreciation is to be measured for SARs must be equal to or greater than the fair market value of the Company’s ordinary shares on the date of grant of the SAR. The Compensation Committee may establish the term of each SAR, up to a maximum of 10 years from the date of grant. The base price of an SAR may not be decreased after the date of grant, except for adjustments as a result of dilutive or similar events or with shareholder approval. Further, no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower base price.

Restricted Shares and Restricted Share Units.    Restricted shares are ordinary shares of the Company that may not be traded or sold until a predetermined date set by the Compensation Committee and that must be forfeited by the holder if certain conditions are not met prior to the predetermined date. A restricted share unit is an unfunded and unsecured promise, denominated in the Company’s ordinary shares, to deliver ordinary shares or cash measured by the fair market value of the Company’s ordinary shares in the future. As with restricted shares, restricted share units are subject to forfeit by the holder in the event certain conditions are not met prior to a predetermined date set by the Compensation Committee.

Directors or employees who hold restricted shares will have voting rights and the right to receive dividends paid on the Company’s ordinary shares. Holders of restricted share units will have no ownership interest in the ordinary shares to which the restricted share units relate until the vesting and conversion of such restricted share units. The Compensation Committee may permit the payment of dividends or the crediting of dividend equivalents to a non-employee director or employee holding restricted share units.

Performance Based Restricted Shares and Restricted Share Units.    In addition to or in lieu of conditioning the vesting of restricted shares or restricted share units based upon continued employment of the recipient or the passage of time, the Compensation Committee may condition vesting of restricted shares or restricted share units on the attainment of one or more performance goals. The performance goals are set by the Compensation Committee prior to the grant of the restricted shares or restricted share units and are based on one or more of the following criteria:

•	return on shareholder equity;

•	earnings per Ordinary Share;

•	net income (before or after taxes);

•	gross premiums written or net premiums written;

•	return on assets;

•	return on capital;

•	return on investment;

•	investment income;

•	increase in share price;

•	total shareholder return;

•	portfolio yield;

•	loss ratio;

•	underwriting ratio;

•	general and administrative expense ratio;

•	combined ratio;

•	market share;

•	strategic goals; or

•	any combination of, or a specified increase in, any of the foregoing.

The performance based restricted shares and restricted share units are intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. As a result, any performance goal must be objective and there must be substantial uncertainty whether the performance goal can be attained at the time it is established by the Compensation Committee.

Share Bonuses.    Share bonuses are grants of unrestricted ordinary shares of the Company delivered to employees in lieu of cash annual incentive compensation. The Compensation Committee has the discretion to determine the amount, timing and recipients of any share bonuses.

Other Awards.    The Compensation Committee may grant employees other equity incentive awards that are valued in whole or in part by reference to, or otherwise based on, ordinary shares.

The Compensation Committee has the authority to determine the recipients of the other equity incentive awards, the number of such awards to be granted and the terms and conditions of these awards. Other equity incentive awards must comply with applicable law and the provisions of the Plan, including restrictions on the exercise price and minimum vesting periods.

Effect of Change in Control.    If a change in control of the Company (as defined in the Plan) occurs and an employee’s or director’s employment with the Company is terminated within 24 months following the change in control, then all outstanding equity incentive awards fully vest and become immediately exercisable in full. The Compensation Committee may, for one or more of the individual participants in the Plan, further restrict the circumstances in which the outstanding equity incentive awards vest following a change in control.

Effect of Death or Disability.    In the event an employee or director dies or becomes disabled while in the employ or serving as a director of the Company (or within 30 days of his or her departure from the Company other than for cause), all unvested equity incentive awards shall continue to vest for two years. In such event, the employee or director (or his or her successors, heirs or assigns) shall be able to exercise or convert all vested equity incentive awards for 27 months after the last day of service as an employee or director or until the equity incentive awards would otherwise expire, whichever comes first.

Effect of Retirement.    In the event an employee reaches the age of 65 and has 5 or more years of service with the Company, all equity incentive awards which have not vested as of the date of such eligibility shall immediately vest. In such event, the employee shall be able to exercise such equity incentive awards for 12 months after the date the employee reaches retirement eligibility, or until the equity incentive awards would otherwise expire, whichever comes first.

Effect of Termination of Employment.    In the event an employee’s or director’s service with the Company ends other than within the 24 months following a change in control or as a result of the employee’s or director’s death, disability or retirement, the employee’s or director’s unvested equity incentive awards will terminate immediately and the employee will have up to 90 days, and the director will have up to one year, following the end of his or her service with the Company to exercise any vested equity incentive awards.

Transferability of Awards.    Unless otherwise provided by the Compensation Committee, equity incentive awards granted under the Plan may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except in the event of a recipient’s death, by will or the laws of descent and distribution.

Adjustment Provisions.    In the event of a share dividend, share split, recapitalization, reorganization, amalgamation, merger, consolidation, combination, exchange, liquidation, spinoff or other change in the Company’s capital structure, the Compensation Committee has the discretion to make an adjustment or substitution as to the number, price or kind of ordinary shares or other consideration to be delivered upon conversion or exercise of outstanding equity incentive awards, and the aggregate number and class of securities available for issuance under the Plan. The Compensation Committee has the same adjustment right in the event there is a change in applicable laws or a change in circumstances which results in or would result in a substantial dilution or enlargement of the rights of the directors or employees participating under the Plan or interferes with the intended operation of the Plan.

Effective Date and Term of the Plan.    If approved by the Company’s shareholders, the Plan will become effective as of the date of such approval. The Plan will continue in effect for 10 years after the effective date, after which the Company will not issue any new equity incentive awards under the Plan.

Amendment or Termination of the Plan.    The Board of Directors may at any time terminate the Plan, and, with the express written consent of the holder of an equity incentive award, the Compensation Committee may cancel or reduce or otherwise alter the recipient’s outstanding equity incentive awards. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, subject to approval of the Company’s shareholders as required by applicable regulation.

New Plan Benefits.    To the extent that the number of eligible employees of the Company is subject to change and the Compensation Committee may determine the types of awards on an annual basis, the future benefits under the Plan are not determinable. Under the Plan, each non-employee director in office at the close of business on the date of each Annual General Meeting of Shareholders of the Company will be granted on such date either (i) an option to purchase 5,000 ordinary shares with a per ordinary share exercise price equal to the fair market value of one ordinary share on such date or (ii) 1,750 restricted shares (in each case subject to adjustment for certain transactions). The determination as to whether restricted shares or options are to be granted will be made by the Compensation Committee on an annual basis. If this proposal is adopted at the Annual General Meeting, the non-employee directors will each receive 1,750 restricted shares or 5,000 stock options on May 9, 2007. The Compensation Committee has not yet determined whether this grant will take the form of restricted shares or stock options.

Federal Income Tax Consequences of the Plan

Set forth below is a discussion of certain United States federal income tax consequences with respect to equity incentive awards that may be granted pursuant to the Plan. The following discussion is a brief summary only and is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to non-employee directors or employees, referred to in this discussion as ‘‘holders,’’ participating in the Plan. For a complete statement of all relevant federal tax consequences, reference should be made to the Internal Revenue Code and the regulations and interpretations issued thereunder. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Plan.

Nonqualified Stock Options.    In general, no taxable income is realized by a holder upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the holder generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares issued to the holder pursuant to the exercise of an option (‘‘Option Shares’’) at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of a nonqualified stock option, any appreciation after the date on which taxable income is realized by the holder in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the Option Shares over the director’s or employee’s basis in such Option Shares. The holder’s basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the holder upon exercise of the nonqualified stock options. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Incentive Stock Options.    In general an employee realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the employee. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the employee (and a deduction to the Company) equal to the value of the ordinary shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the employee does not dispose of the shares until after the expiration of these one and two year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an incentive stock option that is exercised by the employee more than three months after termination of employment is treated as a non-incentive stock option. Incentive stock options are also treated as non-incentive stock options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Stock Appreciation Rights.    In general, no taxable income is realized by an employee upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, the employee generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the cash received by the employee over the exercise price paid under the stock appreciation right. At the time the employee recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

Restricted Shares, Restricted Share Units and Other Awards Subject to a Substantial Risk of Forfeiture.    If ordinary shares subject to an equity incentive award are non-transferable and subject to a substantial risk of forfeiture, the holder generally will not recognize income (and the Company will not become entitled to a tax deduction) until the ordinary shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (a) the fair market value of the shares on the date income is recognized over (b) the amount, if any, paid for the ordinary shares by the holder. However, under Section 83 of the Internal Revenue Code, the recipient may make a so-called ‘‘83(b)’’ election at the time of receipt of the equity incentive award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the holder.

Awards That Are Settled In Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture.    With respect to equity incentive awards that are settled either in cash or in ordinary shares that are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any ordinary shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the ordinary shares by the employee. The Company generally will be entitled to a tax deduction in the same amount.

Section 162(m) Limitations.    Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to equity incentive awards under the plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called ‘‘performance-based compensation,’’ are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and stock appreciation rights awarded under the Plan that have an exercise price or base amount not less than the fair market value of the ordinary shares on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance-based restricted shares and performance-based restricted share units has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation. At this time, only certain of the Company’s subsidiaries are subject to taxation in the United States, and thus the Company does not have the ability to fully utilize the deduction of compensation paid to its employees, its U.S.-based subsidiaries are subject to taxation in the United States and hence are able to utilize the deductions as permitted under the rules of the Internal Revenue Service.

Withholding Payments.    Upon the grant, exercise, release of restrictions or settlement of or in respect of an equity incentive award, the Company may be required to withhold U.S. federal income or employment tax on behalf of the holder holding the equity incentive award. In that case, the Compensation Committee may, in its discretion, permit the holder to satisfy the income or employment tax withholding obligations by (a) the payment of cash by the holder, (b) the holder electing to reduce the number of ordinary shares delivered upon conversion or exercise of an equity incentive award or (c) the director or employee electing to tender ordinary shares back to the Company.

Section 409A.    Section 409A, added to the Internal Revenue Code at the end of 2004 by the American Jobs Creation Act of 2004, makes significant changes to the historic tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in income deferred being considered current income, along with interest and a significant tax penalty.

Certain types of equity-based compensation are exempt from Section 409A. The tax discussion above assumes that the awards granted under the Plan are in fact exempt from Section 409A.

Accounting Treatment

Under FASB Statement No. 123, Share Based Payment (‘‘SFAS 123R’’), the Company is required to measure the cost of employee services received in exchange for share-based payments, including stock options, stock appreciation rights, restricted share awards and restricted share units, in the financial statements based on the grant date fair value of the equity incentive award. For purposes of determining the amount of compensation cost to be recognized, the fair value of an equity incentive award at its grant date is estimated using various factors and assumptions that include the exercise price of the equity incentive award, the market price of the underlying ordinary shares, the expected term of the equity incentive award, the expected volatility of the Company’s ordinary shares and other factors. That cost will be recognized over the period during which an employee is required to provide service in exchange for the equity incentive award. No compensation cost is recognized by the Company if the employee does not render the requisite service and, therefore, the equity incentive award is forfeited prior to vesting.

BOARD OF DIRECTORS

Information Concerning Continuing Directors

Class I: Term Expires at the 2009 Annual General Meeting

Kenneth J. LeStrange, 49, has been the Company’s Chairman of the Board, President and Chief Executive Officer since its formation. Mr. LeStrange has over twenty-seven years of experience in property and casualty underwriting. He has significant experience as a treaty and facultative underwriter and manager of treaty underwriting operations at Swiss Reinsurance Company and American Re Corporation. He began his underwriting career with Hartford Insurance Group and held several underwriting management positions at Swiss Re. During his tenure at American Re from 1986 to December 1997, he served as Executive Vice President of American Re and as President of its alternative market subsidiary from 1989 to December 1997, Am Re Managers, Inc. In December 1997, he joined Aon Corporation as Chairman and CEO of its alternative market operations and was later named Chairman and CEO of Aon’s retail brokerage operations for the Americas. Mr. LeStrange remained with Aon until he joined the Company in 2001. Mr. LeStrange received a BA in both Economics and English from Colgate University. He has pursued graduate studies in Finance at New York University and Fordham University.

Steven W. Carlsen, 50, has been a Director of Endurance Specialty Holdings Ltd. since February 2006. Mr. Carlsen is a founding member of Endurance, helping to raise the initial capital with Mr. LeStrange in 2001. Mr. Carlsen provides Endurance with underwriting and operating services on a part-time basis as a consultant. Prior to retiring from his full-time executive positions on June 1, 2006, Mr. Carlsen served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and President of its U.S. reinsurance subsidiary. Mr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Mr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Mr. Carlsen worked with three of Morgan Stanley Private Equity’s insurance ventures, including Response Insurance and Homesite Insurance in the United States and The Underwriter Insurance Company Ltd. in the United Kingdom.

R. Max Williamson, 69, has been a director since February 2006. Mr. Williamson’s career in the insurance industry began in 1962. Most recently, Mr. Williamson served as Chairman of the Board of Scottsdale Insurance Company, the fifth largest excess and surplus lines company in the United States, until his retirement in December of 2005. He served as President of Scottsdale Insurance Company from 1995 to 2005. He began his career with Travelers Insurance Company, where he served as Commercial Property & Casualty District Manager in various locations. Mr. Williamson, a Chartered Property Casualty Underwriter, is a graduate of Bowling Green State University and has served as President of its Board of Trustees Alumni Organization. He has also served on the boards of the Griffith Foundation for Insurance Education, the National Association of Professional Surplus Lines Offices (NAPSLO), the Derek Hughes NAPSLO Educational Foundation, the Scottsdale Cultural Arts Council and Valley of the Sun United Way. He currently serves on the Foundation Board of Bowling Green State University.

In addition, although Gregor S. Bailar and William J. Raver were appointed by the Board of Directors pursuant to the Bye-Laws during 2006, they have been nominated by the Board of Directors for election by the Company’s shareholders to serve as Class I directors. If elected, Mr. Bailar and Mr. Raver will hold office until the 2009 Annual General Meeting of Shareholders, or if earlier, their death, resignation or removal. The biographies for Messrs. Bailar and Raver can be found above under ‘‘Proposal No. 1 — Election of Directors — Election of Endurance Directors.’’

Class III: Term Expires at the 2008 Annual General Meeting

William H. Bolinder, 63, has been a director since December 2001. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding US Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group since 1998. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder currently serves on the board of directors of Quanta Capital Holdings Ltd.

Brendan R. O’Neill, 58, has been a director since February 2005. Mr. O’Neill was Chief Executive Officer of ICI PLC, a specialty chemicals company, from 1998 to 2003. Prior to joining ICI PLC, Mr. O’Neill was managing director of Guinness Brewing Worldwide from 1993 to 1998, where he is credited with rebuilding the Guinness business and reestablishing its brand image on a global basis. A Fellow of the Chartered Institute of Management Accountants, Mr. O’Neill held numerous finance roles early in his career at Ford Motor Company, BICC Ltd. and Midland Bank PLC (HSBC). Mr. O’Neill currently serves on the boards of directors of Tyco International Ltd., Rank Group PLC, Aegis Group PLC and Watson Wyatt Worldwide Inc.

Richard C. Perry, 52, has been a director since December 2001. Mr. Perry founded Perry Capital in 1988 and since then the firm has grown to more than $12 billion under management. Prior to 1988, Mr. Perry worked in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. He is a member of the board of directors of Sears Holdings Corporation, Capital Business Credit LLC and MedGroup Inversiones S.L. He currently serves as a member of the boards of trustees of the Allen Stevenson School, Milton Academy, Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. He also serves on the Undergraduate Executive Board of the University of Pennsylvania’s Wharton School.

Robert A. Spass, 51, has been a director since July 2002. Mr. Spass is Chairman of the board of directors of Capital Z Partners, Ltd., the general partner of Capital Z, and Capital Z Management, LLC, the management company of Capital Z, and co-founded Capital Z in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of U.S.I. Holdings Corporation, Universal American Financial Corp. and Lancashire Holdings Limited.

Lead Director

In November 2006, the independent directors of the Board designated William H. Bolinder as its Lead Director. The Lead Director’s responsibilities are to:

•	preside at all executive sessions of the independent directors;

•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;

•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);

•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and

•	perform such other duties as are requested by the Board.

Mr. Bolinder is to serve as Lead Director until the Annual General Meeting or his earlier resignation or removal.

Committees of the Board of Directors

The Board of Directors presently has the following standing committees: Audit, Compensation, Investment, Nominating and Corporate Governance, and Risk and Underwriting. Except for the Investment Committee and the Risk and Underwriting Committee, on which Mr. Carlsen serves, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance rules (the ‘‘NYSE Corporate Governance Standards’’). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.

Below is a description of the composition, activities and meeting information of each of the standing committees of the Board of Directors:

Audit Committee.    The Audit Committee currently is comprised of Messrs. Baily, Raver, Spass and Williamson and Dr. Vaughan and is chaired by Mr. Baily. The Board of Directors has determined that Mr. Baily is an ‘‘audit committee financial expert’’ as defined under the rules of the U.S. Securities and Exchange Commission (the ‘‘SEC’’). The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee held four meetings during 2006.

Mr. Baily serves as the Chairman of the Audit Committee as well as the chairman of the audit committees of two other publicly traded companies and is a member of an additional public company audit committee. Pursuant to the terms of the Audit Committee Charter and the regulations of the New York Stock Exchange, at its meeting on February 27, 2007, the Board of Directors determined that Mr. Baily’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on and act as chairman of the Audit Committee.

Compensation Committee.    The Compensation Committee currently is comprised of Messrs. Bailar, Barham, O’Neill, Perry and Spass and is chaired by Mr. O’Neill. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee held four meetings during 2006.

Investment Committee.    The Investment Committee currently is comprised of Messrs. Baily, Carlsen, O’Neill, Perry and Raver and is chaired by Mr. Perry. The Investment Committee establishes investment guidelines and supervises the Company’s investment activity. The Investment Committee regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Investment Committee held four meetings during 2006.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barnes, Bolinder, Perry and Spass and Dr. Vaughan and is chaired by Dr. Vaughan. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held two meetings during 2006.

Risk and Underwriting Committee.    The Risk and Underwriting Committee currently is comprised of Messrs. Bailar, Barham, Barnes, Bolinder, Carlsen and Williamson and is chaired by

Mr. Bolinder. The Risk and Underwriting Committee oversees the Company’s underwriting policies and approves any exceptions thereto. The Risk and Underwriting Committee held four meetings during 2006.

Director Nominee Process

In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s Directors, Chief Executive Officer (the ‘‘CEO’’), other members of senior management and shareholders. The procedures for submitting shareholder nominations of individuals for election at the 2008 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside Directors, the CEO and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. Such notice of nomination for the 2008 Annual General Meeting of Shareholders must be received by the Company not later than November 27, 2007 and not earlier than October 28, 2007. Submissions should include:

(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;

(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described above;

(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;

(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;

(xii)	the signed consent of any such nominee to serve as a Director, if so elected; and

(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Director Qualifications

The Nominating and Corporate Governance Committee seeks candidates for the Board of Directors who possess personal characteristics consistent with those who:

•	have demonstrated high ethical standards and integrity in their personal and professional dealings;

•	possess high intelligence and wisdom;

•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•	ask for and use information to make informed judgments and assessments;

•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•	have a history of achievements that reflect high standards for themselves and others; while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, the Nominating and Corporate Governance Committee seeks candidates who will contribute specific knowledge, expertise or skills, in order to create a diversified and well rounded Board of Directors. The Nominating and Corporate Governance Committee therefore seeks candidates for the Board of Directors who have one or more of the following attributes:

•	a record of making good business decisions;

•	an understanding of management ‘‘best practices’’;

•	relevant industry-specific or other specialized knowledge;

•	a history of motivating high-performing talent; and

•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

In evaluating any potential candidate, the Nominating and Corporate Governance Committee also considers independence and potential conflicts issues with respect to directors standing for re-election and other potential nominees, and whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders. In addition, the Nominating and Corporate Governance Committee takes into account the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors.

In the case of current directors being considered for renomination, the Nominating and Corporate Governance Committee will also consider the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee, and revised as necessary to continue to reflect improvements in our corporate governance standards.

The Board of Directors has adopted a Code of Business Conduct and Ethics, which outlines the principles, policies and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee is required to read and follow the Code of Business Conduct and Ethics. Any required amendment to, or waivers of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board of Directors or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. Click on ‘‘Corporate Governance’’ and then ‘‘Corporate Governance Guidelines’’ or ‘‘Code of Business Conduct and Ethics.’’

On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company. In addition, we require that each employee of the Company certify annually their compliance with the Company’s Code of Business Conduct and Ethics.

Board of Director and Committee Designations under the Amended and Restated Shareholders Agreement

Pursuant to the terms of the Company’s amended and restated shareholders agreement, certain of the Company’s founding investors have designated the following persons to the Nominating and Corporate Governance Committee of the Board of Directors who have subsequently been elected as directors and to committees of the Board of Directors:

•	Richard C. Perry, a member of the Board of Directors, a member of the Compensation Committee, the Nominating and Corporate Governance Committee and the chairman of the Investment Committee of the Board of Directors, is the President and Chief Executive Officer of Perry Capital; and

•	Robert A. Spass, a member of the Board of Directors and the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors, is Chairman of the Board of Directors of Capital Z Partners, Ltd., the general partner of Capital Z.

Non-Management Directors, Executive Sessions and Presiding Director

The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors meet independent of management. Since not all of the non-management directors have been deemed independent by the Board of Directors pursuant to the NYSE Corporate

Governance Standards, the Board also holds sessions comprised solely of the Company’s independent directors. The independent directors held four executive sessions during 2006. At each executive session prior to November 2006, one of the independent directors was elected by the directors attending that session as the presiding director. At the executive session in November 2006, William H. Bolinder, as the Lead Director, presided over the executive session.

Communication with Directors

Shareholders and other interested parties may contact any Endurance director, including Mr. Bolinder, the Lead Director, or its other independent or non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All comments, complaints and concerns will be received and processed by Endurance’s Secretary.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Four meetings of the Board of Directors were held in 2006. All of the Company’s continuing directors during 2006 attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which they served. Eight of the eleven directors who were members of the Board at the time attended the Company’s 2006 Annual General Meeting of Shareholders.

Director Independence

Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the Director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the New York Stock Exchange and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards.    To assist it in making its independence determinations, the Board of Directors has adopted categorical standards as set forth in the NYSE Corporate Governance Standards that it applies in determining the independence of each director. The Board of Directors also makes its determinations based on all relevant facts and circumstances. These categorical standards used in making determinations of independence state that:

1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

3.	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or its affiliates is not ‘‘independent’’ until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not ‘‘independent’’ until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not ‘‘independent’’ until three years after falling below such threshold.

Independence Determination.    The Board of Directors has determined, in accordance with the NYSE Corporate Governance Standards, that all of the members of the Board of Directors and nominees for director, other than Steven W. Carlsen and Kenneth J. LeStrange, are independent and have no material relationships with the Company.

Compensation of Directors

The Company provides its non-employee directors with the following cash compensation:

•	A base annual retainer fee of $55,000 per annum;

•	An additional retainer fee of $5,000 per annum for the Chairpersons of committees (other than the Chairperson of the Audit Committee);

•	An additional retainer fee of $15,000 per annum for the Chairperson of the Audit Committee;

•	An additional retainer fee of $30,000 per annum for the Lead Director; and

•	Reimbursement for usual and customary travel expenses.

In addition to cash compensation, the Company delivers to its non-employee directors on the date of each Annual General Meeting equity incentive compensation in the form of either 5,000 stock options or 1,750 restricted shares or restricted share units. Options and restricted share units previously granted to non-employee directors have been issued under the Amended and Restated 2003 Non-Employee Director Equity Incentive Plan. The options previously granted to non-employee directors vested within six months of the grant date, have a 10 year term and have a strike price equal to the closing share price on the date of grant. The restricted share units previously granted to non-employee directors vested within six months of the grant date and accrued dividend restricted share units during those six months. The Company is proposing in this proxy statement the replacement of the Amended and Restated 2003 Non-Employee Director Equity Incentive Plan with the new 2007 Equity Incentive Plan. See ‘‘Proposal No. 3 — Adoption of 2007 Equity Incentive Plan — Description of Material Terms of Plan.’’ If this proposal is adopted at the Annual General Meeting, the non-employee directors will each receive 1,750 restricted shares or 5,000 stock options on May 9, 2007. The Compensation Committee has not yet determined whether this grant will take the form of restricted shares or stock options.

Mr. LeStrange, a director who is also an employee of the Company, received no additional compensation for his service as a director of the Company. While still an employee of the Company, Mr. Carlsen did not receive additional compensation for his service as a director of the Company. In connection with his departure from the employ of the Company, on June 1, 2006 Mr. Carlsen entered into a Consulting Agreement with the Company. The consulting agreement provides for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen receives from the Company an annual consulting fee of $258,000, plus a potential supplemental annual payment based upon his performance under the consulting agreement and as determined in the Company’s sole discretion. The Company determined to make on March 15, 2007 a supplemental annual payment of $300,000 to Mr. Carlsen in respect of his performance in 2006. The consulting agreement expires on June 1, 2008 and may be terminated earlier by either party upon 60 days notice or immediately upon Mr. Carlsen’s death or disability. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the consulting agreement which apply during the term of the consulting agreement and for a two year period after its termination.

The following table sets forth, for the year ended December 31, 2006, the compensation for services to the Company by each of its non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Gregor S. Bailar	13,750	—	—	—	—	—	13,750
John T. Baily	70,000	53,935	—	—	—	—	123,935
Norman Barham	55,000	53,935	—	—	—	—	108,935
Galen R. Barnes	55,000	53,935	—	—	—	—	108,935
William H. Bolinder	67,500	53,935	—	—	—	—	121,435
Steven W. Carlsen	41,250	202,091	—	—	—	450,000	693,841
Brendan R. O’Neill	60,000	53,935	—	—	—	—	113,935
Richard C. Perry	60,000	53,935	—	—	—	—	113,935
William J. Raver	55,000	53,935	—	—	—	—	108,935
Robert A. Spass	58,750	53,935	—	—	—	—	112,685
Therese M. Vaughan	56,250	53,935	—	—	—	—	110,185
R. Max Williamson	55,000	53,935	—	—	—	—	108,935

(1)	The non-employee directors of the Company at the time of the 2006 Annual General Meeting of Shareholders held in May 2006 each received 1,750 restricted share units, the entire value of which were expensed by the Company under SFAS 123R in 2006. Each of these non-employee directors received an additional 26 restricted share units upon vesting and conversion, representing the amount of any dividends which would have been payable on the restricted share units had they been converted into ordinary shares prior to vesting. The 1,776 restricted share units vested and were settled with an equal number of ordinary shares on November 3, 2006. As of December 31, 2006, Mr. Carlsen had the following unvested restricted share units outstanding.

Grant Date	Number of Stock Awards Granted	2006 SFAS 123R Expense of Stock Awards ($)
11/18/04	22,422	198,442
7/1/06	6,753	*
9/30/06	621	3,649
12/30/06	598	**

*	The award made on July 1, 2006 was not expensed under SFAS 123R since this grant was used in connection with the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A.

**	No expense under SFAS 123R was attributed to this grant in 2006 as the grant was made on December 30, 2006.

Other than Mr. Carlsen’s restricted share units, as of December 31, 2006, there were no restricted share units held by non-employee directors.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	No stock options were granted by the Company to directors in 2006. As of December 31, 2006, the following stock option awards had been issued to non-employee directors and remained outstanding. All of the following stock option awards have vested and are fully exercisable.

Name	Grant Date	Number of Option Awards Granted	2006 SFAS 123R Expense of Option Awards ($)
John T. Baily	5/5/04	5,000	—
Galen R. Barnes	5/5/04	5,000	—
William H. Bolinder	2/25/03	5,000	—
	5/5/04	5,000	—
Steven W. Carlsen*	12/17/01	437,637	—
Richard C. Perry**	2/25/03	5,000	—
	5/5/04	5,000	—

*	All of Mr. Carlsen’s stock options were granted while he was an employee of the Company. Mr. Carlsen has not received any new stock options since he has joined the Board.

**	Includes 7,300 stock options held by Perry Partners International, Inc. and 2,700 stock options held by Perry Partners, L.P. Perry Corp. is a registered investment advisor under the Investment Advisors Act of 1940. Richard Perry has voting and investment power with respect to the foregoing securities, but disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).

(3)	Directors are reimbursed for out of pocket expenses incurred in connection with their services to the Company. On June 1, 2006 Mr. Carlsen entered into a Consulting Agreement with the Company, which provides for Mr. Carlsen to receive an annual consulting fee of $258,000 per annum, plus a potential supplemental annual payment based upon his performance under the consulting agreement and as determined in the Company’s sole discretion. The Company determined to make on March 15, 2007 a supplemental annual payment of $300,000 to Mr. Carlsen in respect of his performance in 2006.

MANAGEMENT

Biographies of the current executive officers of the Company and certain subsidiary executive officers are set forth below, excluding that of Mr. LeStrange, which is included above under ‘‘Board of Directors — Information Concerning Continuing Directors — Class I: Term Expires at the 2009 Annual General Meeting.’’

Michael E. Angelina, 40, joined Endurance as its Chief Actuary in June 2005. Mr. Angelina is an Associate of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. Mr. Angelina graduated from Drexel University with a B.S. in Mathematics and began his actuarial career with CIGNA in the workers compensation and actuarial research units. Mr. Angelina then joined Tillinghast in 1988 where he participated in the development of Tillinghast’s excess of loss pricing system and its Global Loss Distributions initiative, as well as numerous client assignments, with a focus on reinsurance companies. Mr. Angelina worked for one year for Reliance Reinsurance Corp. as a Vice President and Actuary prior to returning to Tillinghast in 2000. Mr. Angelina is the co-author of Tillinghast’s industry-wide asbestos actuarial study and participated in the development of the 2003 FAIR Act (proposed Federal asbestos legislation).

Thomas D. Bell, 52, has been Executive Vice President of Endurance U.S. Holdings Corp. since February 2007. Previously, Mr. Bell was an Executive Vice President of Endurance from December 2004 until February 2007, President of Endurance Bermuda from March 2003 until December 2004 and Executive Vice President, Reinsurance Operations of Endurance Bermuda from December 2001 until March 2003. Prior to joining the Company, Mr. Bell spent a total of 21 years at American Re Corporation beginning in 1978, where he was most recently Senior Vice President responsible for the Regional Middle Markets Marketing Group. During this time, he also held various posts within American Re, ranging from property, casualty and ocean marine treaty and facultative underwriter to Senior Vice President and Eastern Region Manager. From 1984 to 1986, he served as a property underwriter at North American Re Insurance Company and with the Hartford Insurance Company in various underwriting capacities from 1973 to 1978. Mr. Bell received a BBA in 1977 from what is now St. John’s University’s Peter J. Tobin College of Business, School of Risk Management and has completed several Executive Education Programs at the Wharton School of the University of Pennsylvania.

David S. Cash, 42, has been Chief Underwriting Officer of Endurance since December 2005. Previously, Mr. Cash was President of Endurance Bermuda from December 2004 to December 2005 and the Company’s Chief Actuary/Chief Risk Officer from December 2001 to June 2005. Mr. Cash joined the Company from Centre Solutions Ltd. in Bermuda where he was a Vice President focused on structured finance and insurance programs since 1996. Mr. Cash was a member of the board of directors of Centre Life Finance, Centre Solutions’ senior settlement financing company. From 1993 to 1996, Mr. Cash was Vice President and Underwriter at Zurich Re Centre. Prior to Zurich Re, Mr. Cash served as a consulting actuary at Tillinghast-Towers Perrin in New York. Mr. Cash received an Msc. in mathematics from Oxford University, which he attended as a Rhodes Scholar. Mr. Cash is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and is a native of Bermuda.

John V. Del Col, 45, has been the Company’s General Counsel since January 2003 and Executive Vice President, Acquisitions since February 2007. From October 1999 until January 2003, Mr. Del Col served as Executive Vice President, General Counsel, and Secretary of Trenwick Group Ltd. and its predecessor company, Trenwick Group Inc., a property and casualty reinsurer. Mr. Del Col was Vice President, General Counsel, and Secretary of Chartwell Re Corporation, a property and casualty reinsurer, from January 1998 until its merger with and into Trenwick Group Inc. in October 1999. From July 1994 until December 1997, Mr. Del Col was the Deputy General Counsel and Assistant Secretary at MeesPierson Holdings Inc., a Dutch merchant bank. From November 1991 until July 1994, Mr. Del Col was an associate in the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. Prior thereto, Mr. Del Col was an associate in the law firm of Sullivan & Cromwell.

Michael P. Fujii, 52, has been President and Chief Executive Officer, Worldwide Insurance since February 2007 and President and Chief Executive Officer of Endurance’s U.S. Insurance Operations

since October 2004. Mr. Fujii has focused the past 30 years in the specialty lines property and casualty insurance industry. Prior to joining Endurance, he served as President and CEO of Great American Custom Insurance Services, Inc. from 1992 to 2004. Prior to that, he spent eleven years with the CIGNA Insurance Companies, serving as President of CIGNA Excess & Surplus Insurance Co. and earlier as Vice President and Chief Financial Officer of CIGNA’s Excess & Surplus Division. A graduate of Loyola University, Los Angeles, California, Mr. Fujii is a member of the American Institute of Certified Public Accountants and the California Society of CPAs.

Daniel M. Izard, 62, has been Chief Operating Officer of Endurance since February 2007 and President of Endurance Bermuda since December 2005. Mr. Izard joined Endurance in 2002 and has served as head of Endurance Bermuda’s Aviation Underwriting Department and, most recently, as the Chief Operating Officer of Endurance Bermuda. Prior to joining Endurance, Mr. Izard served for 14 years as President and Chief Executive Officer of Associated Aviation Underwriters, Inc. (AAU), a managing general underwriter owned by Chubb and CNA. Mr. Izard held numerous positions within AAU including Director of Reinsurance, Senior VP/Director of National Accounts, and Executive VP and Chief Operating Officer. He has also served as President of the London-based International Union of Aviation Insurers, and as Chairman of the Associate Member Advisory Council and member of the Board of Directors of the National Business Aviation Association. Mr. Izard began his aviation career as a pilot and officer in the U.S. Air Force. Mr. Izard is currently a Trustee of Embry-Riddle Aeronautical University and a member of the Board of Directors of Duncan Aviation, Inc. In 1994, he received the Flight Safety Foundation’s Business Aviation Meritorious Award. Mr. Izard received his degree from the University of Illinois, where he graduated with honors.

William M. Jewett, 49, has been President and Chief Executive Officer, Worldwide Reinsurance since February 2007 and has been President of Endurance U.S. since January 2004. Mr. Jewett joined the Company in December 2002 from Converium Reinsurance (North America) where he was Chief Underwriter of Risk Strategies, the non-traditional reinsurance underwriting division. He had responsibility for the underwriting, marketing, planning and overall management of Converium’s non-traditional reinsurance business. While at Converium, Mr. Jewett also had responsibility for general casualty and workers’ compensation treaty underwriting, and was a member of the company’s board of directors. Prior to Converium, Mr. Jewett was responsible for underwriting and marketing in the U.S. for Centre Reinsurance Company of New York. He started his career at Prudential Re, and spent eight years in management at NAC Re, where he served as Vice President and Manager of the Casualty Treaty department. Mr. Jewett holds an A.B., magna cum laude, from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania.

Kenneth J. LeStrange, 49, has been the Company’s Chairman, President and Chief Executive Officer since its formation in 2001. Mr. LeStrange’s biographical information is included above under ‘‘Board of Directors — Information Concerning Continuing Directors — Class I: Term Expires at the 2009 Annual General Meeting.’’

Michael J. McGuire, 34, has been Chief Financial Officer since January 2006. Mr. McGuire joined Endurance in 2003 to lead its external reporting, treasury and Sarbanes-Oxley compliance initiatives. Mr. McGuire came to Endurance from Deloitte & Touche LLP where he spent over nine years working in a variety of audit and advisory roles in the United States, Bermuda and Europe. In his most recent role at Deloitte & Touche, Mr. McGuire served as a senior manager in their merger and acquisition advisory practice, providing transaction accounting, structuring and due diligence services to private equity and strategic investors. Mr. McGuire is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

John L. O’Connor, 44, has been President and Chief Operating Officer of Endurance Services since October 2004. Mr. O’Connor came to Endurance with nearly 20 years of consulting and public accounting experience, most recently as a Partner in Accenture’s Financial Services Practice, responsible for Insurance Solutions in North America, including underwriting, claims, policy management, reinsurance, billing and other related solutions. Mr. O’Connor joined Arthur Andersen, Accenture’s former parent organization, in 1985, as an auditor. A graduate of Fairfield University (BS, Accounting), Mr. O’Connor is a Certified Public Accountant and a Fellow of the Life Management Institute.

Mark Silverstein, 44, has been Chief Investment Officer of Endurance Services since August 2005. Mr. Silverstein has 20 years of professional experience in investments, and has focused on fixed income investments throughout his career. He began his career in 1985 in Fixed Income Research with Credit Suisse First Boston. In 1991, Mr. Silverstein joined BEA Associates, an investment firm, as Vice President, Fixed Income Portfolio Manager. BEA was later acquired by Credit Suisse Asset Management, where Mr. Silverstein became Managing Director, Fixed Income Portfolio Manager. His responsibilities included managing U.S. and global core fixed income portfolios with $4.5 billion in assets. Most recently, Mr. Silverstein was an Executive Vice president at XL Investment Management (USA), LLC. In this capacity, he led the Structured and Spread Asset Group, which manages $13 billion in assets. Mr. Silverstein holds a B.S. in Urban Studies from Cornell University and an M.B.A. in Finance from the University of Chicago.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company’s Compensation Programs

The Company’s compensation policies are designed with the goal of maximizing shareholder value over the long term. In order to accomplish this objective, the Company believes that it must attract, motivate and retain the talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based its compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other employers who compete with us for talent.

•	Compensation should be based on the level of job responsibility. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance, because they are more likely to affect the Company’s results. In addition, a greater portion of more senior employees’ pay should be variable (such as annual incentive and equity incentive compensation) rather than fixed (such as base salary).

•	Compensation should reward performance. Top tier individual and Company performance, measured on both an absolute and relative basis, should result in top-tier compensation. Where individual and/or Company performance lags absolute and relative objectives, compensation should deliver lower-tier compensation.

•	Compensation should be linked to achievement. To be effective, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its performance goals.

•	Compensation should foster the long-term focus required for success in the insurance and reinsurance industries. Employees at higher levels in the Company receive an increasing proportion of their compensation in the form of equity incentives which vest over time because they are in a position to have a greater influence on longer-term results.

The	Company’s Compensation Process

The Company’s compensation policies are set by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised exclusively of independent members of the Board of Directors. To assist the Compensation Committee in accomplishing its goals, the Compensation Committee has regularly engaged an independent executive compensation consulting firm, which is directly accountable to the Compensation Committee.

The Compensation Committee met in executive session in February 2007 to review the Company’s performance and the performance of the President and Chief Executive Officer and the Company’s other senior executives, including the executive officers named in the Summary Compensation Table below (collectively, the ‘‘Named Executive Officers’’). The Compensation Committee advised the Board of Directors with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term. To that end, the Compensation Committee establishes at the beginning of each year a set of financial targets, including a return on average equity target, based upon the Company’s budget and financial plan presented to and approved by the Board. In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes the individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization. By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.

•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its corporate objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s absolute and relative performance.

•	Absolute Company Performance. The Compensation Committee considers the Company’s performance over the past year, relative to the Company’s budget presented to the Board at the commencement of the year. The Compensation Committee reviews all aspects of the Company’s actual performance versus budget, with particular emphasis on the Company’s actual versus budgeted return on average equity.

•	Relative Company Performance. The Compensation Committee also reviews the Company’s performance over the past year relative to a peer group of Bermuda-based insurance and reinsurance companies. The companies included in the peer group considered by the Compensation Committee are:

• Allied World Assurance Company Limited	• Montpelier Re Holdings Ltd.
• Arch Capital Group Ltd.	• PartnerRe Ltd.
• Axis Capital Holdings Limited	• Platinum Underwriters Holdings, Ltd.
• Everest Re Group, Ltd.	• RenaissanceRe Holdings Ltd.
• IPC Holdings, Ltd.	• Transatlantic Holdings, Inc.
• Max Re Capital Ltd.

The Compensation Committee measures the relative return on average equity of the Company and its peers, believing that return on average equity represents the most effective measurement of performance in the business in which the Company operates.

In determining the Company’s overall performance, the Compensation Committee ascribes a two-thirds weight to the Company’s absolute performance versus budget and a one-third weight to the Company’s performance relative to its peers, but reserves the right to adjust the performance weighting and to take into account alternative measures of Company performance for a given year.

•	Assessment of Individual Performance. At the conclusion of each year, the non-management directors complete a written evaluation of the Chief Executive Officer’s performance for the past year. The written evaluation includes an assessment of the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The written evaluation also includes an opportunity for director input on the Chief Executive Officer’s strengths and developmental needs. The results of the written evaluation are shared by the Board with the Chief Executive Officer. A similar written evaluation and review is utilized by the Chief Executive officer for the senior executives and by managers for each other employee throughout the Company.

In determining the level of annual incentive compensation and salary merit increase, the Compensation Committee ascribes a variable weight to individual performance versus Company performance. The Compensation Committee believes that the more senior the executive is within the Company, the greater ability that executive has to influence the Company’s overall performance. The proportional split between individual performance and Company performance ranges from 100% individual performance for administrative level employees to 75% Company performance and 25% individual performance for the Company’s most senior executives. The Compensation Committee reserves the right to adjust the relative weighting of individual and Company performance and to take into account alternative measures of performance for a given year or for specific individuals, including the Chief Executive Officer.

•	Peer Compensation Comparison. The Compensation Committee believes proper execution of the Company’s strategic and tactical business plans requires employees who have the knowledge and talent which is unique to the specialized insurance and reinsurance business lines in which the Company participates and, as a result, the Company must compete with its peer companies for talent. In order to compare the Company’s compensation program to its peers, the Compensation Committee reviews publicly available peer group proxy data, as well as the data available from industry compensation surveys. The Compensation Committee compares compensation programs generally, as well as the compensation of individual executives to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes peer group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning generally between the 35th and 65th percentile of comparative pay of the Company’s peers. To the extent sufficient competitive data is available, the Compensation Committee targets compensation for the Chief Executive Officer and senior executives during a year in which both the Company and individual have met or exceeded performance targets in the 65th percentile of comparative pay.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation, equity incentive compensation of the Chief Executive Officer and approximately 50 of the Company’s senior executives. In addition, the Compensation Committee reviews all other compensation elements, including non-equity incentive plan compensation, deferred compensation and perquisites for the Company’s Chief Executive Officer and the Company’s most senior executive officers. The Compensation Committee also reviews the Company’s contractual obligations to its senior executives in the event of a change in control of the Company or an employment termination event. Following its review of these compensation elements at its meeting in February 2007, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

Elements of the Company’s Compensation Program

The Company’s compensation program combines four elements: (i) base salary; (ii) annual incentive compensation; (iii) long-term incentive compensation in the form of equity compensation and (iv) a package of employee benefits. The following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the Company’s Named Executive Officers.

Base Salary.    Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. Base salaries for the Company’s executives are targeted at the median of base salaries paid for similar positions at a comparative group of companies. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. In setting base salaries for 2006, the Compensation Committee considered the following factors:

•	The Company’s Merit Increase Budget. The Company’s overall budget for base salary increases for 2006 was determined based upon the consumer price index for the preceding year within the three primary markets in which the Company operates: the United States, Bermuda and the United Kingdom.

•	Internal Differences in Positions. The Company’s base salaries differ based upon job level occupied by a given employee and the seniority of the employee occupying that position.

•	Individual Performance. Salary increases for the Company’s employees may be greater than or less than the applicable consumer price index based upon that employee’s individual performance during the year.

The base salary for Mr. LeStrange, the Chief Executive Officer of the Company, remained unchanged at $900,000 per year for 2006. Mr. LeStrange’s base salary has remained the same since the inception of his employment with the Company in 2001. The average 2006 base salary for the Named Executive Officers other than Mr. LeStrange was $423,604, an increase of 18% from the average 2005 base salary for such Named Executive Officers. The increase in base salary from 2005 to 2006 for the Named Executive Officers included promotion-related base salary increases for certain of the Named Executive Officers.

Annual Incentive Compensation.    Annual incentive compensation is paid in March for the prior year’s performance and is based upon the Compensation Committee’s evaluation of the Company’s performance and each executive’s individual performance in the prior year. The annual incentive compensation opportunity for each employee has been previously established by the Compensation Committee based upon the level of seniority of that employee within the Company and does not change absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The Compensation Committee believes that the more senior an employee is within the Company, the greater amount of that employee’s compensation should be based upon the performance of the Company and the employee each year. Mr. LeStrange’s annual incentive compensation opportunity range is 0% to 150% of his base salary. The Named Executive Officers, other than Mr. LeStrange, have an annual incentive compensation opportunity range from 0% up to 100% or 125% of their base salary. The Compensation Committee has established a target annual incentive compensation payout equal to two-thirds of each employee’s maximum annual incentive compensation opportunity. In other words, Mr. LeStrange’s target annual incentive compensation payout is 100% of his base salary and the target annual incentive compensation payout for the Named Executive Officers, other than Mr. LeStrange, averages 71% of base salary. In the event the Company and the individual employee each meet the previously established performance goals, the Compensation Committee would be guided towards awarding to that employee the target annual incentive compensation, although the Compensation Committee reserves the right to adjust upward or downward annual incentive compensation payouts based upon other factors.

For 2006, the Company’s targeted return on average equity was 17% and the Company’s actual return on average equity was 25.6%. The Company’s 2006 actual return on average equity placed it in the 83rd percentile compared to its peers. The annual incentive compensation paid to Mr. LeStrange for 2006 was $1,350,000, or 150% of Mr. LeStrange’s base salary. The average 2006 annual incentive compensation paid to the Named Executive Officers, other than Mr. LeStrange, was $480,000, or 113% of the average salary for Named Executive Officers, other than Mr. LeStrange.

Equity Incentive Compensation.    The Compensation Committee believes the inclusion of equity incentive compensation in the Company’s compensation structure fosters the long-term perspective necessary when the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, the Compensation Committee wishes to align the interests of the Company’s managers and employees with the Company’s owners to the greatest extent practicable. Finally, the delivery of compensation in the form of equity incentives, which potentially expire in the event of the departure of an executive from the employ of the Company, has the ability to retain valuable executive talent within the organization.

Equity incentive awards have traditionally been granted broadly and deeply within the organization. All grants of equity incentives have been approved by either the independent directors on the Board or the Compensation Committee. Authority to grant equity incentive awards to new hires is on occasion delegated by the Compensation Committee to the Chief Executive Officer. Any equity incentive awards so granted are subsequently ratified by either the independent directors on the Board or the Compensation Committee. Previously, the Company’s grants of equity incentive awards were made on the date of approval of the award by the Board or the Compensation Committee or, in the case of a newly hired employee, on the date of hire. In 2006, the Board established March 1, June 1, September 1 and December 1 as quarterly grant dates for equity awards approved by the Board’s independent directors or Compensation Committee during the previous three month period. Since the Company’s inception in 2001, the Compensation Committee has utilized two forms of equity incentive compensation: options and restricted share units.

•	Stock Options. Stock options align employee incentives with shareholders because options have value only if the share price increases over time. The Company issued stock options to its initial founding employees in 2001 and to newly hired employees in 2003 through 2004. The Company has not awarded stock options since 2004. The Company has only granted stock options with an exercise price equal to the closing share price on the date of grant. In addition, the Compensation Committee has not permitted repricing of stock options or the reissuance of stock options with lower exercise prices upon the tender of previously issued ordinary shares or stock options. The terms of certain stock options, however, do provide for an adjustment downward in the exercise price based upon the amount of dividends declared and paid by the Company during the period form the date of issuance of the option and the date of exercise of the option. Stock options previously granted by the Company became exercisable in five equal annual installments.

Mr. LeStrange has outstanding 1,094,092 stock options, all of which are vested and all of which expire on December 14, 2011. The other Named Executive Officers have outstanding an average of 19,375 stock options, 97% of which are vested and which expire between August 1, 2012 and April 7, 2013.

•	Restricted Share Units. The Company has granted restricted share units (‘‘RSUs’’) from time to time to new hires and the Company’s continuing executives and employees. In the past, the Compensation Committee has also elected to deliver to executives a fixed portion, ranging from 0% up to 50%, of each executive’s annual incentive compensation in the form of RSUs. Each RSU vests and becomes automatically exercised in three to five annual installments. Dividends paid on ordinary shares while the RSUs are outstanding are credited in the form of additional RSUs, which vest and are automatically exercised with the last annual installment of the RSU. The RSUs can be settled in ordinary shares, cash or a combination of ordinary shares and cash, at the discretion of the Compensation Committee at the time of settlement. RSUs are subject to forfeiture upon an employee’s departure from the Company.

Mr. LeStrange has outstanding 21,584 unvested RSUs and the other Named Executive Officers have outstanding an average of 40,136 unvested RSUs.

Due to a limited number of shares available under the Company’s existing equity incentive plan in 2006, the Compensation Committee has elected to refrain from granting equity incentives awards or delivering a portion of the 2006 annual incentive compensation in the form of RSUs. In this proxy, the Company is proposing the establishment of a new equity incentive plan, which would allow the Compensation Committee to make future grants of equity incentive awards to the Company’s employees.

Employee Benefits.    The Company offers a core set of employee benefits in order to provide our employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical and dental coverage, disability insurance and life insurance. In addition, the Company has a 401(k) or similar employee savings plan in each of the jurisdictions in which it operates and provides U.S.-based executives with the opportunity to defer additional income through a non-qualified plan. The Company’s contributions to its 401(k) and similar employee savings plans range from 4% to 10% of base salary, subject to applicable statutory maximums. The Company does not make any contribution to its non-qualified plan. Other than as described above, the Company does not provide any pension, defined benefit or other retirement benefits to any of its employees.

The Company also provides customary additional benefits to expatriate employees working outside of their home country. These additional benefits are as follows:

•	Housing and Transportation Expenses. The Company reimburses expatriate employees for housing expenses in Bermuda or London and for travel and transportation expenses between the United States and Bermuda or London. The Company does not own or lease any corporate aircraft. On occasion, for business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda, the Company leases access to corporate aircraft from time to time for the use of Mr. LeStrange and certain other senior executives. The leased corporate aircraft are used for business purposes only. Neither Mr. LeStrange nor any of the Company’s senior executives use any leased corporate aircraft for personal flights.

•	Tax Expenses. To the extent the Company’s reimbursement of an expatriate executive’s housing or travel expenses are deemed to be taxable income to the expatriate employee, the Company reimburses the expatriate employee for any home country taxes payable on the additional income.

•	Tax Preparation Expenses. Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides expatriate employees with third party tax preparation assistance or, in the alternative, reimburses expatriate employees for up to $4,500 of tax preparation expense by a third party provider selected by the expatriate employee.

The amounts paid in 2006 by the Company for each of the employee benefits listed above for Mr. LeStrange and the Named Executive Officers are listed in the Summary Compensation Table below. The Compensation Committee annually reviews the level of employee benefits provided to Mr. LeStrange and the Named Executive Officers and believes that the employee benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Severance Benefits.    The Company currently is not obligated to pay severance or other enhanced benefits to Mr. LeStrange or the other Named Executive Officers upon termination of their employment. The Company did have a prior employment agreement with Mr. LeStrange, which obligated the Company to pay severance benefits to Mr. LeStrange in the event of termination of his employment with the Company under certain circumstances. The prior employment agreement between Mr. LeStrange and the Company commenced as of December 14, 2002, was amended and restated on February 27, 2003 and expired on December 14, 2006. Mr. LeStrange and the Compensation Committee are in the process of discussing a new employment contract, but no agreement on its terms has been reached at this time.

Share Ownership Guidelines.    The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and the executive officers reporting directly to the Chief Executive Officer with shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer and executive officers are based upon base salary and require a multiple of at least five times base salary for the Chief Executive Officer and a multiple of two times base salary for executive officers. The required share ownership levels for the non-employee directors are three times the annual basic director retainer fee. Non-employee directors, the Chief Executive Officer and executive officers have five years to attain the required levels of ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual bonus awards and long-term incentive plans. The Compensation Committee is comprised of five non-employee members of the Board of Directors (listed below). After reviewing the qualifications of the current members of the Compensation Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that each current Compensation Committee member is ‘‘independent’’ as that concept is defined in the applicable rules of the New York Stock Exchange and the categorical independence standards adopted by the Board of Directors. The Board of Directors appointed the undersigned directors as members of the Compensation Committee and adopted a written charter setting forth the procedures, authority and responsibilities of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Brendan R. O’Neill (Chairman)
Gregor S. Bailar
Norman Barham
Richard C. Perry
Robert A. Spass

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the year ended December 31, 2006, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executives.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Kenneth J. LeStrange	2006	900,000	—	18,235	193,136	1,350,000	—	260,161	2,721,532
Chairman of the Board of Directors, President and Chief Executive Officer
Michael J. McGuire	2006	358,167	—	310,072	7,900	360,000	—	215,145	1,251,284
Chief Financial Officer
William M. Jewett	2006	492,000	—	812,226	6,628	620,000	—	91,833	2,022,687
President and Chief Executive Officer, Worldwide Reinsurance
Daniel M. Izard	2006	409,333	—	406,602	4,168	500,000	—	329,558	1,649,661
Chief Operating Officer
John V. Del Col	2006	434,917	—	438,684	10,888	440,000	—	286,017	1,610,506
General Counsel and Secretary

Bonus

The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers for 2006. All annual incentive awards for 2006 were performance-based. These payments, which were made under the Company’s annual performance-based incentive plan, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards

The amounts reported in the Stock Awards column reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of awards of restricted share units to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of restricted share units over several years are included. Specifically, the numbers in the table above include the following prior restricted share unit grants:

Name	Grant Date	Number of Stock Awards Granted	2006 SFAS 123R Expense of Stock Award ($)
Kenneth J. LeStrange	7/1/2006	33,765		(1)
	9/30/2006	3,103	18,235
	12/30/2006	2,991		(2)
Michael J. McGuire	3/1/2004	3,582	20,720
	11/18/2004	7,474	66,147
	10/26/2005	9,458	116,878
	3/1/2006	8,000	106,016
	7/1/2006	580		(1)
	9/30/2006	53	311
	12/30/2006	51		(2)
William M. Jewett	3/1/2004	14,327	82,873
	11/18/2004	14,948	132,294
	6/23/2005	40,772	490,626
	3/1/2006	8,000	106,016
	7/1/2006	771		(1)
	9/30/2006	71	417
	12/30/2006	68		(2)
Daniel M. Izard	3/1/2004	14,327	82,873
	11/18/2004	2,990	26,462
	3/1/2005	7,007	73,961
	11/21/2005	8,097	116,873
	3/1/2006	8,000	106,016
	7/1/2006	771		(1)
	9/30/2006	71	417
	12/30/2006	68		(2)
John V. Del Col	3/1/2004	14,327	82,873
	11/18/2004	14,948	132,294
	10/26/2005	9,458	116,878
	3/1/2006	8,000	106,016
	7/1/2006	1,158		(1)
	9/30/2006	106	623
	12/30/2006	103		(2)

(1)	The awards made on July 1, 2006 were not expensed under SFAS 123R since this grant was used in connection with the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A.

(2)	No expense under SFAS 123R was attributed to this grant in 2006 as the grant was made on December 30, 2006.

Because the value of the restricted share units is calculated on a different basis than has been reported in the Company’s prior proxy statements and only represents the cost of restricted share units expensed in 2006, the numbers listed above are difficult to compare with the numbers listed in prior proxy statements. To see the full value actually received by the Named Executive Officers in 2006, see the 2006 Option Exercises and Stock Vested table on page 47.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to Consolidated Financial Statements in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2006. Restricted share units previously granted to the Named Executive Officers have been issued under the Company’s Amended and Restated 2002 Stock Option Plan.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these restricted share units may not represent the amounts that the Named Executive Officers will actually realize from the restricted share units. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted share units is reflected in the 2006 Outstanding Equity Awards at Fiscal Year-End table on page 47.

Option Awards

The amounts reported in the Option Awards column represent the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006 of grants of options to each of the Named Executive Officers, calculated in accordance with the provisions of SFAS 123R. Portions of awards over several years are included. Specifically, the numbers in the table above include the following prior options:

Name	Grant Date	Number of Options Granted	2006 SFAS 123R Expense of Option Award ($)
Kenneth J. LeStrange	12/14/2001	1,094,092	193,136
Michael J. McGuire	4/7/2003	12,500	7,900
William M. Jewett	12/18/2002	25,000	6,628
Daniel M. Izard	8/1/2002	25,000	4,168
John V. Del Col	1/14/2003	25,000	10,888

All of the options listed above have been reported in the Company’s prior proxy statements. However, because the value of the options only represents the cost of options expensed in 2006, the numbers listed above will be difficult to compare with the numbers listed in prior proxy statements. No new options were granted to the Named Executive Officers in 2006. To see the value actually received by the Named Executive Officers in 2006, see the 2006 Option Exercises and Stock Vested table on page 47.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Options previously granted to the Named Executive Officers have been issued under the Company’s Amended and Restated 2002 Stock Option Plan.

The Company cautions that the amounts reported in the 2006 Summary Compensation Table for these options may not represent the amounts that the Named Executive Officers will actually realize from the options. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding options is reflected in the 2006 Outstanding Equity Awards at Fiscal Year-End table on page 47.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer for 2006 under the Company’s annual incentive plan. The 2006 annual incentive plan payments were determined as described in ‘‘Compensation Discussion and Analysis — Elements of the Company’s Compensation Program.’’ Due to the limited number of shares available under the Company’s existing equity incentive plan, the Compensation Committee elected to deliver the annual incentive compensation earned by the Named Executive Officers in 2006 in cash.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on non-qualified defined contribution plans) to any of the Named Executive Officers in 2006.

All Other Compensation

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional all other compensation required by the SEC rules to be separately quantified amounts, each as set forth in the following table. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company.

Name	Housing and Transportation ($)	Automobile ($)	Tax Preparation ($)	Tax Reimbursement Payments ($)	Company Contributions to Defined Contribution Plans ($)	Life Insurance Premiums ($)	Accrued Dividend Restricted Share Units ($)	Total ($)
Kenneth J. LeStrange	83,017	—	6,000	136,936	8,800	1,560	23,848	260,161
Michael J. McGuire	103,500	—	4,900	58,345	15,400	2,436	30,564	215,145
William M. Jewett	—	—	—	—	15,400	2,132	74,301	91,833
Daniel M. Izard	126,264	12,000	6,850	125,441	15,400	3,214	40,389	329,558
John V. Del Col	90,771	—	2,400	128,187	15,400	3,513	45,746	286,017

Housing and Transportation Expenses.    The Company reimburses Messrs. LeStrange, McGuire, Izard and Del Col, each of whom is an expatriate employee, for housing expenses in Bermuda or London, as applicable, and for transportation expenses between the United States and Bermuda or London.

Automobile.    The Company reimburses Mr. Izard for the cost of a leased automobile in Bermuda.

Tax Preparation Expenses.    Due to the additional complexities associated with the taxation of expatriate benefits, the Company provides Messrs. LeStrange, McGuire, Izard and Del Col with third party tax preparation assistance or, in the alternative, provides them with up to $4,500 of tax preparation expense by a third party provider selected by them.

Tax Reimbursement Payments.    To the extent the Company’s housing expense reimbursement, transportation expense reimbursement, car allowance or tax preparation fee are deemed to be taxable income to Messrs. LeStrange, McGuire, Izard or Del Col, the Company provides reimbursement for any home country taxes payable on the additional income. In addition, the Bermuda government collects from employees in Bermuda payroll and social insurance taxes. As is customary in the Bermuda employment market, the Company pays on behalf of its Bermuda-based employees, including Messrs. LeStrange, McGuire, Izard and Del Col, the applicable Bermuda payroll and social insurance taxes and any home country taxes payable on the additional income.

Company Contributions to Defined Contribution Plans.    The Company makes initial and matching contributions on the same terms and using the same formulas as other participating employees to each Named Executive Officer’s account under the Company’s 401(k) Plan.

Life Insurance Premiums.    The Company provides limited life insurance to all employees, including the Named Executive Officers, at levels determined in the discretion of the individual employees, up to three times their base salary. The amounts reported above represent the premiums paid for this life insurance.

Accrued Dividend Restricted Share Units.    Outstanding restricted share units provide for the accrual of additional restricted share units at the time of the payment of dividends on the Company’s ordinary shares. The number of additional restricted share units that accrue upon each dividend equals the number of outstanding restricted share units, multiplied by the dividend per ordinary share and divided by the closing share price of the ordinary shares on the date of payment of the dividend. The additional dividend restricted share units delivered at the time of payment of dividends vest and convert at the time of the vesting and conversion of the last group of underlying restricted share units. The amounts included in the Accrued Dividend Restricted Share Units column above represent the dollar value of the additional dividend restricted share units at the time of grant. The actual value realized by the Named Executive Officers for the additional dividend restricted share units may be less or more than the amounts in the Accrued Dividend Restricted Share Units column above, depending upon the price of the Company’s ordinary shares at the time of vesting and conversion of the additional dividend restricted share units or, if later, the ultimate disposition of the ordinary shares of the Company into which the additional dividend restricted share units have been converted.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2006.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Option Awards (4) $
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kenneth J. LeStrange	2/15/2006	—	900,000	1,350,000	—	—	—	—	—	—	—	—
	7/1/2006	—	—	—	—	—	—	33,765	—	—	—	1,080,480
	9/30/2006	—	—	—	—	—	—	3,103	—	—	—	109,412
	12/30/2006	—	—	—	—	—	—	2,991	—	—	—	109,411
Michael J. McGuire	2/15/2006	—	238,754	358,167	—	—	—	—	—	—	—	—
	3/1/2006	—	—	—	—	—	—	8,000	—	—	—	251,920
	7/1/2006	—	—	—	—	—	—	580	—	—	—	18,560
	9/30/2006	—	—	—	—	—	—	53	—	—	—	1,869
	12/30/2006	—	—	—	—	—	—	51	—	—	—	1,866
William M. Jewett	2/15/2006	—	410,000	615,000	—	—	—	—	—	—	—	—
	3/1/2006	—	—	—	—	—	—	8,000	—	—	—	251,920
	7/1/2006	—	—	—	—	—	—	771	—	—	—	24,672
	9/30/2006	—	—	—	—	—	—	71	—	—	—	2,503
	12/30/2006	—	—	—	—	—	—	68	—	—	—	2,487
Daniel M. Izard	2/15/2006		272,886	409,333	—	—	—	—	—	—	—	—
	3/1/2006	—	—	—	—	—	—	8,000	—	—	—	251,920
	7/1/2006	—	—	—	—	—	—	771	—	—	—	24,672
	9/30/2006	—	—	—	—	—	—	71	—	—	—	2,503
	12/30/2006	—	—	—	—	—	—	68	—	—	—	2,487
John V. Del Col	2/15/2006	—	289,944	434,917	—	—	—	—	—	—	—	—
	3/1/2006	—	—	—	—	—	—	8,000	—	—	—	251,920
	7/1/2006	—	—	—	—	—	—	1,158	—	—	—	37,056
	9/30/2006	—	—	—	—	—	—	106	—	—	—	3,738
	12/30/2006	—	—	—	—	—	—	103	—	—	—	3,768

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s 2006 annual incentive compensation program. Further discussion on the Company’s annual incentive compensation program can be found in ‘‘Compensation Discussion and Analysis — Elements of the Company’s Compensation Program

— Annual Incentive Compensation’’ on page 37. The final 2006 payouts for the Named Executive Officers can be found under ‘‘Non-Equity Incentive Plan Compensation’’ in the Summary Compensation Table on page 41.

(2)	Due to a limited number of shares available under the Company’s existing equity incentive plan, the Company did not incorporate any equity awards into its annual incentive plan for any of the Named Executive Officers for the year ended December 31, 2006.

(3)	The restricted share units granted to some of the Named Executive Officers on March 1, 2006 vest ratably over 5 years. Dividends paid on ordinary shares while these restricted share units are outstanding are credited in the form of additional restricted share units, which vest and are automatically exercised with the last annual installment of the restricted share unit.

The award of restricted share units granted to the Named Executive Officers on July 1, 2006 was made solely in connection with the modification of outstanding options in order to comply with Section 409A of the Internal Revenue Code and its related regulations. These restricted share units vested on March 1, 2007 and did not receive credit for dividends paid while the restricted share units were outstanding.

The restricted share units granted on September 30, 2006 and December 30, 2006 were also issued in connection the modification of outstanding options in order to be compliant with Section 409A of the Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A. These restricted share units will vest on March 1, 2008 and do not receive credit for dividends paid while the restricted share units are outstanding.

All of the restricted share units can be settled in ordinary shares, cash or a combination of ordinary shares and cash, at the discretion of the Compensation Committee at the time of settlement. In addition, all of the restricted share units are subject to forfeiture upon an employee’s departure from the Company.

(4)	The grant date fair value amounts reported above represent the dollar amount, calculated in accordance with the provisions of SFAS 123R, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2006. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 13 to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding option and stock awards held by the Named Executive Officers as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth J. LeStrange	437,638	—	—	20.00	12/14/2011	15,490	566,624	—	—
	656,454	—	—	16.87	12/14/2011	—	—	—	—
Michael J. McGuire	5,000	—	—	20.87	4/7/2013	25,835	945,044	—	—
	5,000	2,500	—	24.00	4/7/2013	—	—	—	—
William M. Jewett	10,000	—	—	20.00	12/18/2012	65,535	2,397,270	—	—
	15,000	—	—	16.87	12/18/2012	—	—	—	—
Daniel M. Izard	10,000	—	—	20.00	8/1/2012	31,685	1,159,037	—	—
	5,000	—	—	16.87	8/1/2012	—	—	—	—
John V. Del Col	10,000	—	—	18.66	1/14/2013	36,899	1,349,765	—	—
	15,000	—	—	21.79	1/14/2013	—	—	—	—

(1)	Values determined based on a closing price of the Company’s ordinary shares of $36.58 on December 29, 2006.

Option Exercises and Stock Vested

The following table sets forth the options exercised and the stock awards vested by the Named Executive Officers during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Kenneth J. LeStrange	—	—	25,499	802,964
Michael J. McGuire	—	—	5,795	185,962
William M. Jewett	—	—	15,125	478,865
Daniel M. Izard	10,000	202,000	8,850	280,692
John V. Del Col	—	—	11,116	355,651

(1)	Represents total number of restricted share units vested during the period, a portion of which was delivered in the Company’s Ordinary Shares and the remainder of which was delivered in cash.

(2)	Represents the dollar value of the restricted share units that vested and converted during the period.

Post-Employment Benefits

Pension Benefits

The Company does not have or provide for any of its employees, including its Named Executive Officers, a plan that provides for specified retirement payments or benefits.

Non-Qualified Deferred Compensation

The Company does not currently have an active defined contribution or other plan that provides for the deferral of compensation for its employees on a basis that is not tax-qualified. The Company did provide for its U.S.-based employees a non-qualified defined contribution plan in 2004 and 2005. Contributions to the defined contribution plan were made solely by the employees; the Company had no financial obligation to fund the defined contribution plan and did not do so. None of the Named Executive Officers participated in the defined contribution plan.

Employment Contracts

The Company currently does not have any employment agreements with the Company’s Chief Executive Officer or the other Named Executive Officers. The Company had an employment agreement with Mr. LeStrange that commenced as of December 14, 2002, was amended and restated on February 27, 2003 and expired on December 14, 2006. Mr. LeStrange and the Compensation Committee are in the process of discussing a new employment contract, but no agreement on its terms has been reached at this time.

Potential Payments Upon Termination of Employment or Change in Control

Under the Company’s Amended and Restated 2003 Stock Option Plan (the ‘‘2003 Plan’’), upon the occurrence of a change in control, outstanding options vest and become immediately exercisable and remain exercisable through the remainder of their term and outstanding restricted share units vest and convert into cash or ordinary shares. In the event of certain types of changes in control, both the outstanding options and restricted share units convert immediately into cash. Under the 2003 Plan, a change in control occurs if any one of the following events occurs:

•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.

If a change in control occurred on December 31, 2006, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted share units and unvested options as of December 31, 2006, based upon the closing price on December 29, 2006 of the Company’s ordinary shares.

Name	Restricted Share Units	Options	Total
Kenneth J. LeStrange	566,624	—	566,624
Michael J. McGuire	945,044	31,450	976,494
William M. Jewett	2,397,270	—	2,397,270
Daniel M. Izard	1,159,037	—	1,159,037
John V. Del Col	1,349,765	73,950	1,423,715

The Company does not currently have an employment agreement with any of its Named Executive Officers, nor has the Company adopted a specific severance policy with respect to its senior executive officers. Accordingly, there are no specified payments or benefits accruing to the benefit of the Named Executive Officers upon termination of employment with the Company as a result of a contract, agreement, plan or arrangement between the Company and any of the Named Executive Officers.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,599,977	$18.50	1,054,656
Equity compensation plans not approved by security holders	—	—	—
Total	3,599,977	$18.50	1,054,656

(1)	Weighted average price includes only the exercise prices of outstanding options included in the number of securities to be issued upon exercise.

Compensation Committee Interlocks and Insider Participation

None of the directors that served on the Compensation Committee during 2006 has ever served as an employee or officer of the Company or has any other material relationship with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists the beneficial ownership of each person or group who, as of March 5, 2007, owned, to the Company’s knowledge, more than 5% of the Company’s ordinary shares outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percentage
Perry Corp.(3)	7,144,720	10.7%
FMR Corp.(4)	6,594,390	9.9%
American Century Companies, Inc.(5)	3,730,594	5.6%
Capital Z Financial Services Fund II, L.P.(6)	3,476,168	5.2%

(1)	The address for each beneficial owner is listed in the relevant footnote.

(2)	Includes the outstanding ordinary shares and assumes the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vested at March 5, 2007 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See ‘‘Questions and Answers Regarding the Annual General Meeting.’’

(3)	Includes 4,987,032 ordinary shares and vested options exercisable to purchase 7,300 ordinary shares held by Perry Partners International, Inc.; 1,718,153 ordinary shares and vested options exercisable to purchase 2,700 ordinary shares held by Perry Partners, L.P.; 280,506 ordinary shares held by Perry Commitment Fund International, L.P.; and 148,599 ordinary shares held by Perry Commitment Fund, L.P. The address of the beneficial owner is 599 Lexington Avenue, 36th Floor, New York, New York 10022. Perry Corp., which is a registered investment advisor under the Investment Advisors Act of 1940, and Richard Perry have voting and investment power with respect to the foregoing securities, but each disclaims beneficial ownership of such securities (except to the extent of any pecuniary interest therein).

(4)	The following information is based on Amendment No. 1 to Schedule 13G filed on February 14, 2007 by FMR Corp.

Fidelity Management & Research Company (‘‘Fidelity’’), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,642,880 ordinary shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 5,642,880 ordinary shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 17,750 ordinary shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 17,750 ordinary shares and sole power to vote or to direct the voting of 17,750 ordinary shares owned by the institutional account(s) as reported above.

Pyramis Global Advisors, LLC (‘‘PGALLC’’), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 12,160 ordinary shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 12,160 ordinary shares and sole power to vote or to direct the voting of 12,160 ordinary shares owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (‘‘PGATC’’), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 455,100 ordinary shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGATC, each has sole dispositive power over 455,100 shares and sole power to vote or to direct the voting of 411,100 ordinary shares owned by the institutional accounts managed by PGATC as reported above.

Fidelity International Limited (‘‘FIL’’), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 466,500 ordinary shares. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a ‘‘group’’ for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the ‘‘beneficial ownership’’ of securities ‘‘beneficially owned’’ by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR Corp. is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. FIL has sole dispositive power over 466,500 ordinary shares owned by the International Funds. FIL has sole power to vote or direct the voting of 383,100 ordinary shares and no power to vote or direct the voting of 83,400 ordinary shares held by the International Funds as reported above.

(5)	The following information is based on Schedule 13G filed on February 13, 2007 by American Century Companies, Inc. and American Century Investment Management, Inc. (‘‘ACIM’’)

Various persons, including the investment companies and separate institutional investor accounts that ACIM serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares listed herein. Not more than 5% of ordinary shares of the Company are owned by any one client advised by ACIM. The address of the beneficial owner is 4500 Main Street, 9th Floor, Kansas City, MO 64111.

(6)	Includes 3,444,266 ordinary shares held by Capital Z Financial Services Fund II, LP; 18,352 ordinary shares held by Capital Z Financial Services Private Fund II, LP; 3,550 ordinary shares and vested options exercisable to purchase 10,000 ordinary shares held by Capital Z Management LLC. The sole general partner of Capital Z Financial Services Fund II and Capital Z Financial Services Private Fund II is Capital Z Partners, L.P. The sole general partner of Capital Z Partners, L.P. is Capital Z Partners, Ltd. No individual has voting or investment power over the securities held of record by Capital Z. The principal business address of each of these entities is 54 Thompson Street, New York, New York 10012. Capital Z disclaims beneficial ownership of the warrants held by Capital Z Investments.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the beneficial ownership as of March 5, 2007 of the ordinary shares of the Company by each Director and each Named Executive Officer of the Company for the year ended December 31, 2006 and all such Directors and Named Executive Officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Options	Number of Shares	Total (2)	Percentage
Directors
Kenneth J. LeStrange	1,094,092	50,000	1,144,092	1.7%
Gregor S. Bailar	—	—	—	*
John T. Baily (3)	5,000	7,550	12,550	*
Norman Barham	—	10,050	10,050	*
Galen R. Barnes	5,000	3,550	8,550	*
William H. Bolinder	10,000	4,050	14,050	*
Steven W. Carlsen	237,637	11,623	249,260	*
Brendan R. O’Neill	—	3,550	3,550	*
Richard C. Perry (4)	10,000	7,132,944	7,142,944	10.7%
William J. Raver	—	1,776	1,776	*
Robert A. Spass (5)	443,892	58,700	502,592	*
Therese M. Vaughan	—	1,776	1,776	*
R. Max Williamson	—	1,776	1,776	*
Named Executive Officers
Michael J. McGuire	12,500	9,048	21,548	*
William M. Jewett	25,000	14,503	39,503	*
Daniel M. Izard	15,000	7,329	22,329	*
John V. Del Col	25,000	10,357	35,357	*
All directors and executive officers as a group	1,883,121	7,328,582	9,211,703	13.5%

*	Less than 1%. On March 5, 2007, there were 66,499,481 ordinary shares outstanding.

(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(2)	Includes the outstanding ordinary shares and assumes full conversion into ordinary shares of all outstanding class A shares and the exercise of all warrants outstanding for ordinary shares as well as the exercise of all options vesting within 60 days of March 3, 2006 with respect to each shareholder.

The Bye-Laws generally provide that any shareholder owning, directly, indirectly or, in the case of U.S. persons, by attribution, more than 9.5% of the Company’s ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights. See ‘‘Questions and Answers Regarding the Annual General Meeting.’’

(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.

(4)	Mr. Perry is the President and Chief Executive Officer of Perry Corp., and, in that capacity, has voting and investment power over the securities beneficially owned by Perry Corp.

(5)	Includes 443,892 warrants to purchase ordinary shares.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Consulting Agreement with Steven W. Carlsen

In connection with his departure from the employ of the Company, on June 1, 2006 Steven W. Carlsen, a Director and former Chief Operating Officer of the Company, entered into a Consulting Agreement with the Company. The consulting agreement provides for Mr. Carlsen to provide his advice in connection with certain underwriting matters within the Company. Mr. Carlsen receives from the Company an annual consulting fee of $258,000 per annum, plus a potential supplemental annual payment based upon his performance under the consulting agreement and determined in the Company’s sole discretion. The Company determined to make on March 15, 2007 a supplemental annual payment of $300,000 to Mr. Carlsen. The consulting agreement expires on June 1, 2008, and may be terminated earlier by either party upon 60 days notice or immediately upon Mr. Carlsen’s death or disability. Mr. Carlsen is bound by non-competition and non-solicitation obligations in the consulting agreement which apply during the term of the consulting agreement and for a two year period after its termination. The Company entered into the Consulting Agreement with Mr. Carlsen prior to the adoption of the written policy and procedures for review, approval and monitoring of transactions involving the Company and ‘‘related persons’’ described below.

Review and Approval of Transactions with Related Persons

The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and ‘‘related persons’’ (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company.

•	The Board or relevant committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director, the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.

•	The Chairman of the Board and the Lead Director shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

REPORT OF THE AUDIT COMMITTEE

The following report is not deemed to be ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Messrs. Baily, Raver, Spass and Williamson and Dr. Vaughan currently serve on the Audit Committee. Mr. Baily will continue as the Chairman of the Audit Committee, and Mr. Raver and Dr. Vaughan will continue as members of the Audit Committee, assuming they are re-elected to the Board of Directors by the shareholders. Messrs. Spass and Williamson will also remain members of the Audit Committee.

Mr. Baily serves as the chairman of the Audit Committee as well as the chairman of the audit committee of two other publicly traded companies and as a member of an additional public company audit committee. Pursuant to the terms of the Audit Committee charter and the regulations of the New York Stock Exchange, the Board of Directors has determined that Mr. Baily’s simultaneous service on multiple audit committees would not impair his ability to effectively serve on and act as chairman of the Audit Committee.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are ‘‘independent’’ as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the applicable NYSE Corporate Governance Standards, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an ‘‘audit committee financial expert’’ as defined by SEC rules promulgated under the Exchange Act.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable New York Stock Exchange rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the New York Stock Exchange relating to, among other things, clauses (1)-(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2006 (the ‘‘Form 10-K’’), the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the performance of the Company’s internal audit and Sarbanes-Oxley functions;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication from the independent auditors required by Independence Standards Board Standard No. 1, ‘‘Independence Discussions with Audit Committees’’ and the independence of the independent auditors, (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, ‘‘Communication with Audit Committees’’ and (4) responsibilities, budget and staffing of the Company’s internal audit function;

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K; and

•	determined that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under ‘‘Audit Fees.’’

While the Audit Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations and its Code of Business Conduct and Ethics.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct ‘‘field work’’ or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Respectfully submitted,

John T. Baily (Chairman)
William J. Raver
Robert A. Spass
Therese M. Vaughan
R. Max Williamson

AUDIT FEES

Ernst & Young Fees and Services

	2006 Actual Fees	2005 Actual Fees
Audit Fees	$3,220,400	$2,958,871
Audit-Related Fees	52,959	15,670
Tax Fees	184,107	144,780
All Other Fees	4,500	42,300
Total Fees	$3,461,966	$3,161,621

Audit fees for 2006 and 2005 consist of fees paid to Ernst & Young for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements and services that are normally provided by independent auditors in connection with statutory, SEC and regulatory filings or engagements.

Audit-related fees for 2006 and 2005 consist of fees paid to Ernst & Young for consultation regarding processes and procedures for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, consultation regarding certain regulatory matters and access to certain accounting and auditing information, and actuarial certification for Endurance American Specialty Insurance Company for the state of Minnesota in 2006.

Tax fees for 2006 and 2005 consist of fees paid to Ernst & Young for transfer pricing studies and services regarding United States and United Kingdom tax compliance and planning.

Ernst & Young did provide professional services, defined as ‘‘All Other Fees’’ above, relating to a United Kingdom capital assessment submission review in 2005 and an introduction to IFRS training to Endurance Worldwide Insurance Limited in 2005 and 2006.

The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young.

Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers were complied with except that (i) Messrs. McGuire, Silverstein and Spass each did not report one transaction that occurred in 2006 on a timely basis on Form 4 and (ii) the Form 3 for Michael Moore, the Company’s former Chief Accounting Officer, was not filed on a timely basis. All of the transactions that were not reported on a timely basis were transactions that are exempt from potential liability for ‘‘short-swing’’ profits under Section 16(b).

OTHER MATTERS

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008

Under the federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2008 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda addressed to the Secretary by November 27, 2007. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 10, 2008.

If a shareholder desires to nominate one or more individuals for election as directors at the 2008 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than November 27, 2007 and no earlier than October 28, 2007. Any notice for a director nomination shall include the information set forth under ‘‘Board of Directors — Director Nominee Process’’ above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES
AND CODE OF BUSINESS CONDUCT AND ETHICS

The Annual Report to Shareholders of the Company, including financial statements for the fiscal periods ended December 31, 2004, 2005 and 2006, is being mailed concurrently with this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:

•	Annual Report on Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.

If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Suite No. 784, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. In addition, financial reports and filings with the SEC, including the Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available under the Corporate Governance tab of the Company’s web site at www.endurance.bm.

APPENDIX A

2007 EQUITY INCENTIVE PLAN
OF ENDURANCE SPECIALTY HOLDINGS LTD.

1.	Purpose

The purpose of the 2007 Equity Incentive Plan (the ‘‘Plan’’) of Endurance Specialty Holdings Ltd. (the ‘‘Company’’) is to advance the interests of the Company and its shareholders by providing a means through which the Company and the Subsidiaries, as applicable, may attract able persons to enter and remain directors or employees of the Company and the Subsidiaries. The intent of the Plan is to provide a means whereby those employees and directors upon whom the responsibilities of the successful performance, administration and management of the Company and the Subsidiaries rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain Ordinary Share ownership. This ownership is intended to strengthen their commitment to the welfare of the Company and the Subsidiaries, while promoting a common interest between the Company’s shareholders and such employees and directors. As used herein with reference to the employment of a Participant, the term ‘‘Company’’ shall include the Subsidiaries, as applicable.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

(a)    ‘‘Administrator’’ means the Committee, provided that the Committee may delegate, when permitted by Section 162(m) of the Code, Section 16 of the Exchange Act and the rules of the Stock Exchange or the Nasdaq National Market, as applicable, (i) to one or more officers of the Company the power to grant Incentive Awards in a manner consistent with such delegation; (ii) to one or more officers of the Company the authority to allocate Incentive Awards among such employees eligible to receive Incentive Awards under the Plan as such delegated officer or officers determine consistent with such delegation and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate; provided that in the case of any such delegation pursuant to clauses (i) or (ii), the Committee (w) shall retain sole authority to grant Incentive Awards to officers of the Company and its Subsidiaries holding the office of Executive Vice President and above, (x) shall have specified a specific maximum number of Incentive Awards to be granted or allocated, (y) shall have specified the consideration, if any, to be paid therefore and (z) shall have specified that none of the granted or allocated Incentive Awards may be delivered by the delegated officers to themselves. In the event of any delegation described in the preceding sentence, the term ‘‘Administrator’’ shall include the person or persons so delegated to the extent of such delegation.

(b)    ‘‘Agreement’’ means the written agreement between the Company and a Participant evidencing an Incentive Award.

(c)    ‘‘Board’’ means the Board of Directors of the Company.

(d)    ‘‘Cause’’ means (i) any intentional act of fraud, embezzlement or theft by a Participant in connection with or in the course of his or her employment with the Company or a Participant’s admission or conviction of, or plea of nolo contendere to, (x) a felony or (y) any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation; (ii) any gross negligence or willful misconduct of a Participant resulting in a loss to the Company, or damage to the reputation of the Company or (iii) any violation of any statutory or common law duty of loyalty to the Company.

(e)    ‘‘Change in Control’’ means any of the following:

(1)    the acquisition by any individual, entity or group (a ‘‘Person’’), including any ‘‘person’’ within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of either (i) the then outstanding Ordinary Shares of the Company (the ‘‘Outstanding Ordinary Shares’’) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors pursuant to the Bye-Laws of the Company (the ‘‘Outstanding Voting Securities’’); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition of Change in Control; provided, further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the Outstanding Ordinary Shares or 50% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Outstanding Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)    individuals who, as of the date hereof, constitute the Board (the ‘‘Incumbent Board’’) cease for any reason to constitute at least a majority of such Board within a 24 month period; provided, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)    the consummation of a reorganization, amalgamation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a ‘‘Corporate Transaction’’); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 55% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)    the consummation of a plan of complete liquidation or dissolution of the Company.

(f)    ‘‘Code’’ means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(g)    ‘‘Committee’’ means the Compensation Committee of the Board or any subcommittee thereof, provided that the members of the Compensation Committee shall be ‘‘non-employee directors’’ as contemplated by Rule 16b-3 under the Exchange Act or any successor rule, shall be ‘‘independent directors’’ under the rules of the applicable Stock Exchange and shall qualify to administer the Plan as ‘‘outside directors’’ as contemplated by Section 162(m) of the Code.

(h)    ‘‘Director’’ means a member of the Board who is not an officer or employee of the Company or any Subsidiary. Any person serving solely as a director of one or more the Subsidiaries shall not be a Director.

(i)    ‘‘Disability’’ means the inability of a Participant to perform the duties of the occupation at which a Participant was employed when such disability commenced for a period of at least 120 consecutive days, or 180 non-consecutive days within any 365-day period, as determined by the Administrator in its discretion based upon medical evidence acceptable to it.

(j)    ‘‘Exchange Act’’ means the U.S. Securities Exchange Act of 1934, as amended from time to time.

(k)    ‘‘Fair Market Value’’ of an Ordinary Share means, (i) if the Ordinary Shares are at the time listed on a Stock Exchange, the closing selling price per Ordinary Share on the date in question on such Stock Exchange, as such price is officially quoted in the composite tape of transactions on such Stock Exchange or, if there is no closing selling price for the Ordinary Shares on the date in question then the closing selling price on the last preceding date for which such quotation exists, (ii) if the Ordinary Shares are at such time traded on the Nasdaq National Market, the closing selling price per Ordinary Share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or, if there is no closing selling price for the Ordinary Shares on the date in question then the closing selling price on the last preceding date for which such quotation exists or (iii) if the Ordinary Shares are not at the time listed on a Stock Exchange or quoted on the Nasdaq National Market, the amount determined by the Administrator to be the fair market value of the Ordinary Shares based upon a good faith attempt to value the Ordinary Shares accurately.

(l)    ‘‘Incentive Award’’ means any Option, Tandem SAR, Stand-Alone SAR, Restricted Shares, Restricted Share Unit, Share Bonus or Other Award granted pursuant to the terms of the Plan.

(m)    ‘‘ISO’’ means an ‘‘incentive stock option’’ within the meaning of Section 422 of the Code.

(n)    ‘‘NQSO’’ means an Option which is not an ISO.

(o)    ‘‘Option’’ means an option to purchase Ordinary Shares, which may be either an ISO or a NQSO.

(p)    ‘‘Ordinary Shares’’ means the ordinary shares of the Company, par value U.S. $1.00 per share.

(q)    ‘‘Other Award’’ means an award granted pursuant to Section 13 hereof.

(r)    ‘‘Partial Exercise’’ means an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

(s)    ‘‘Participant’’ means a Director or an employee of the Company or any Subsidiary who has been granted one or more Incentive Awards pursuant to the Plan.

(t)    ‘‘Prior Plans’’ shall mean, collectively, the Company’s Amended and Restated 2002 Stock Option Plan and Amended and Restated 2003 Non-Employee Director Equity Incentive Plan.

(u)    ‘‘Restricted Share’’ means an Ordinary Share which is granted pursuant to the terms of Section 11 hereof and which is subject to the restrictions set forth in Section 11(c).

(v)    ‘‘Restricted Share Unit’’ means a grant of a right to obtain the value of an Ordinary Share which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Administrator, as provided in Section 11.

(w)    ‘‘Retirement’’ means the voluntary termination of an employee Participant’s employment with the Company after the Participant has (a) attained the age of 65 and (b) been employed with the Company for a period greater than five years. Directors shall not be eligible for Retirement as set forth in this definition.

(x)    ‘‘SEC’’ means the U.S. Securities and Exchange Commission.

(y)    ‘‘Share Bonus’’ means a bonus payable in Ordinary Shares granted pursuant to Section 12.

(z)     ‘‘Stand-Alone SAR’’ means a share appreciation right which is granted pursuant to Section 10 and which is not related to any Option.

(aa)     ‘‘Stock Exchange’’ means any stock exchange upon which the Ordinary Shares are listed for trading and, if there is more than one such stock exchange, the stock exchange determined by the Administrator to the primary trading market for the Ordinary Shares.

(bb)    ‘‘Subsidiary’’ means any ‘‘subsidiary corporation’’ of the Company within the meaning of Section 424(f) of the Code.

(cc)    ‘‘Substitute Awards’’ means Incentive Awards granted or Ordinary Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(dd)    ‘‘Tandem SAR’’ means a share appreciation right which is granted pursuant to Section 9 and which is related to an Option.

(ee)    ‘‘Vesting Date’’ means the date established by the Administrator on which Restricted Shares or Phantom Shares may vest.

3.	Effective Date, Duration, Shares Reserved

(a)    The Plan shall be effective on the date of its adoption by the Board, subject to approval by the shareholders of the Company. In the event the Plan is so approved, it shall continue in effect for a period of ten years from the date of its adoption by the Board, after which no Incentive Awards may be granted, provided that the expiration of the Plan shall not affect the obligations of the Company and Participants with respect to outstanding Incentive Awards.

(b)    Subject to adjustments pursuant to the provisions of Section 16 hereof, a total of 1,280,000 Ordinary Shares shall be authorized for issuance under the Plan, plus any Ordinary Shares remaining available for grant under the Prior Plans on the effective date of the Plan. The grant of a Tandem SAR shall not reduce the number of Ordinary Shares with respect to which Incentive Awards may be granted pursuant to the Plan.

(c)    If any Ordinary Shares subject to an Incentive Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Ordinary Shares, or any Incentive Award or award under the Prior Plans is settled for cash or otherwise does not result in the issuance of all or a portion of the Ordinary Shares subject to such Award or award under the Prior Plans (including on payment in Shares on exercise of a share appreciation right), such Ordinary Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan. In the event that (i) any Incentive Award granted hereunder is exercised through the tendering of Ordinary Shares (either actually or by attestation) or by the withholding of Ordinary Shares by the Company, or (ii) withholding tax liabilities arising from such Incentive Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Ordinary Shares by the Company, then the Ordinary Shares so tendered or withheld shall be available for issuance under the Plan. In the event that (i) any award granted under the Prior Plans is exercised through the tendering of Ordinary Shares (either actually or by attestation) or by the withholding of Ordinary Shares by the Company, or (ii) withholding tax liabilities arising from such awards are satisfied by the tendering of Ordinary Shares (either actually or by attestation) or by the withholding of Ordinary Shares by the Company, then the Ordinary Shares so tendered or withheld shall be available for issuance under the Plan.

(d)    Substitute Awards shall not reduce the Ordinary Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the Ordinary Shares authorized for grant under the Plan; provided that Incentive Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors prior to such acquisition or combination.

4.	Administration

The Administrator shall administer the Plan. Subject to the provisions of the Plan, the Administrator shall have exclusive power to:

(a)    Select the Participants in the Plan;

(b)    Determine the number of Incentive Awards to be granted to each Participant;

(c)    Determine the time or times when Incentive Awards will be granted;

(d)    Determine the terms of each Incentive Award, including but not limited to, the vesting schedule, the type of Incentive Award and the terms for payment of the exercise price, if any;

(e)    Prescribe the form or forms of Agreements evidencing Incentive Awards; and

(f)    Determine, in its discretion and for any reason at any time, that any or all outstanding Incentive Awards shall become exercisable in part or in full.

Subject to the provisions of the Plan, the Administrator shall have the authority to interpret the Plan and to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. Any determinations by the Administrator with respect to the Plan and any Incentive Award granted hereunder shall be final and binding upon all parties with no requirement whatsoever that the Administrator follow past practices, act in a manner consistent with past practices or treat a Participant in a manner consistent with the treatment afforded other Participants with respect to the Plan, any Agreement or any Incentive Award. If the Administrator does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Administrator.

No Administrator or member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Bermuda law and the Bye-Laws of the Company) and hold harmless each Administrator and member of the Board against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such Administrator or member of the Board in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

Participants shall be limited to Directors of the Company or officers or employees of the Company or any Subsidiary who have received written notification from the Administrator, or from a person designated by the Committee, that they have been selected to receive Incentive Awards under the Plan.

6.	Awards Under the Plan; Agreement.

The Administrator may grant Incentive Awards in such amounts and with such terms and conditions as the Administrator shall determine in its discretion, subject to the provisions of the Plan; provided, that (i) there shall be no minimum vesting period for unconditional Share Bonuses, (ii) the minimum vesting period for Incentive Awards granted to non-employee directors pursuant to Section 7 of the Plan and for performance-based Incentive Awards shall be one year and (iii) the vesting schedule for all other Incentive Awards under the Plan shall be no faster than ratably over a three year period following the date of grant.

The maximum number of Options, Stand-Alone SARs and Tandem SARs (collectively, ‘‘Exercisable Awards’’) that may be granted to any individual Participant in any fiscal year will be 500,000 and the maximum number of Restricted Shares, Restricted Share Units, Share Bonuses and full value Other Awards (collectively, ‘‘Full Value Awards’’) that may be granted to any individual Participant in any fiscal year shall be 250,000 (in each case subject to adjustment pursuant to the provisions of Section 16 hereof). In the event that more than one type of Incentive Award is granted to an individual Participant in a fiscal year, the maximum number of Incentive Awards which may be granted to such individual Participant in such fiscal year shall be determined by the following formula: (a) 500,000 less (b) the number of Exercisable Awards previously granted to such individual Participant during such fiscal year and less (c) two times the number of Full Value Awards previously granted to such individual Participant during such fiscal year. If an Incentive Award is subject to a performance period greater than one fiscal year, the maximum number of Incentive Awards which may be granted to any individual Participant set forth above will equal the annual maximum number of Incentive Awards which may be granted to any individual Participant in a fiscal year times the number of years in the performance period. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

Each Incentive Award granted under the Plan (except an unconditional Share Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Administrator may in its discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.	Non-Employee Director Options and Restricted Shares

(a)    Annual Grant. Each Director in office at the close of business on the date of the Annual General Meeting of shareholders of the Company shall be granted on such date either (i) an Option to purchase 5,000 Ordinary Shares (subject to adjustment pursuant to the provisions of Section 16 hereof) with a per Ordinary Share exercise price equal to the Fair Market Value of one Ordinary Share on such date or (ii) 1,750 Restricted Shares (subject to adjustment pursuant to the provisions of Section 16 hereof). The determination to grant Restricted Shares or Options shall be made at a meeting of the Committee prior to the Annual General Meeting of Shareholders each year.

(b)    Option Term. Each Option granted to a Director under this Plan shall expire on the earlier of (1) the tenth annual anniversary of the date of grant of such Option or (2) the first anniversary of the last day on which a Director serves on the Board.

(c)    Exercisability of Options. Each Option granted to a Director under this Plan shall be exercisable on or after the first anniversary of the date of grant of such Option and shall remain exercisable until the expiration of such Option.

(d)    Non-Qualified Options. Each Option granted to a Director under this Plan shall be a NQSO.

(e)    Vesting of Restricted Shares. The Restricted Shares granted to Directors pursuant to this Section 7 shall become fully vested 12 months following the date of grant.

(f)    Other Incentive Awards. Directors shall not be entitled to receive any Incentive Awards under this Plan other than as set forth in this Section 7.

8.	Options

(a)    General. Options may be granted under the Plan from time to time as determined by the Administrator. Subject to the provisions of the Plan, the Administrator will determine the terms of Options to be granted, including the date or dates on which such Options shall become exercisable. Except as provided in Section 8(b)(iv) of the Plan, Options may only be granted at an exercise price per Ordinary Share which is equal to or above Fair Market Value on the date of grant of such Options, as determined by the Administrator in its discretion, other than in connection with Substitute Awards. Except as provided in Section 8(b)(ii) of the Plan, all Options granted under the Plan will have a maximum term of ten years from the date of grant, subject to earlier termination as provided in the Plan or in a Participant’s Agreement.

(b)    Special Provisions Applicable to ISOs. The following special provisions shall be applicable to ISOs granted under the Plan.

(i)    No ISOs shall be granted under the Plan after ten years from the earlier of (1) the date the Plan is adopted by the Board, or (2) the date the Plan is approved by the Company’s shareholders.

(ii)    If an ISO shall be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries, or any ‘‘parent corporation’’ of the Company within the meaning of Section 424(e) of the Code (a ‘‘Ten Percent Holder’’), such ISO will have a maximum term of five years from the date of grant, subject to earlier termination as provided in the Plan or in a Participant’s Agreement.

(iii)    If the aggregate fair market value of the Ordinary Shares with respect to which ISOs are exercisable for the first time by any Participant during a calendar year (under all plans of the Company and its parent corporations and Subsidiaries) exceeds the amount established by the Code (currently U.S. $100,000), such ISOs shall be treated, to the extent of such excess, as NQSOs. For purposes of the preceding sentence, the fair market value of the Ordinary Shares shall be based on the Fair Market Value per share, determined at the time the ISOs covering such shares were granted.

(iv)    The exercise price per Ordinary Share subject to an ISO granted to a Ten Percent Holder shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an ISO.

9.	Tandem SARs.

The Administrator may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of Ordinary Shares less than or equal to the number of Ordinary Shares subject to the related Option. A Tandem SAR may be granted in connection with an Option only at the same time that such Option is granted.

(a)    Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of Ordinary Shares shall entitle the Participant to a cash payment, Ordinary Shares or any combination thereof, in the discretion of the Administrator, for each such Tandem SAR, equal to the excess of (1) the Fair Market Value of an Ordinary Share on the exercise date over (2) the option exercise price of the related Option. Such payment or delivery shall be made as soon as practicable after the effective date of such exercise.

(b)    Term and Exercise of Tandem SAR.

(i)    A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

(ii)    The exercise of a Tandem SAR with respect to a number of Ordinary Shares shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of Ordinary Shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(ii)), with respect to a number of Ordinary Shares shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of Ordinary Shares subject to such Option which is so exercised, cancelled, terminated or expired.

(iii)    A Tandem SAR may be exercised for all or any portion of the Ordinary Shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be with respect to less than 100 Ordinary Shares.

(iv)    No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

(v)    A Tandem SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Ordinary Shares with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise (which shall not be earlier than the date of such notice) and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

10.	Stand-Alone SARs.

(a)    Exercise Price. The exercise price per Ordinary Share of a Stand-Alone SAR shall be determined by the Administrator at the time of grant, but in no event shall be less than the Fair Market Value per Ordinary Share on the date of grant (other than in connection with Substitute Awards).

(b)    Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of Ordinary Shares shall entitle the Participant to a cash payment, Ordinary Shares or any combination thereof, in the discretion of the Administrator, for each such Stand-Alone SAR, equal to the excess of (1) the Fair Market Value of an Ordinary Share on the exercise date over (2) the exercise price of the Stand-Alone SAR. Such payment or delivery shall be made as soon as practicable after such exercise, in cash and/or Ordinary Shares, as determined by the Administrator.

(c)    Term and Exercise of Stand-Alone SARs.

(i)    The Administrator shall determine the expiration date of each Stand-Alone SAR.

(ii)    A Stand-Alone SAR may be exercised for all or any portion of the Ordinary Shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be with respect to less than 100 Ordinary Shares.

(iii)    A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of Ordinary Shares with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise (which shall not be earlier than the date of such notice) and shall be signed by the Participant.

11.	Restricted Shares and Restricted Share Units.

(a)    Vesting Date. At the time of the grant of Restricted Shares or Restricted Share Units, the Administrator shall establish a Vesting Date or Vesting Dates with respect to such Restricted Shares or Restricted Share Units or such other conditions or restrictions to vesting as it deems appropriate. Upon the satisfaction of all conditions to the vesting of a Restricted Share or Restricted Share Unit, and except as provided in Section 14, such Restricted Share or Restricted Share Unit shall vest and the restrictions of Section 11(c) shall lapse.

(b)    Restrictions on Transfer Prior to Vesting. Prior to the vesting of a Restricted Share or Restricted Share Unit, no transfer of a Participant’s rights with respect to such Restricted Share or Restricted Share Unit, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Restricted Share or Restricted Share Unit, and all of the rights related thereto, shall be forfeited by the Participant.

(c)    Dividends on Restricted Shares and Restricted Share Units. The Administrator in its discretion may permit the payment of dividends or the crediting of dividend equivalents to a Participant holding Restricted Shares or Restricted Share Units. The Administrator in its discretion may determine the date or dates of vesting of any dividend equivalents or require that any dividends paid on Restricted Shares and Restricted Share Units be held in escrow until all restrictions on such Restricted Shares or Restricted Share Units have lapsed.

(d)    Issuance of Certificates.

(i)    Reasonably promptly after the grant date with respect to Restricted Shares, the Company shall cause to be issued a share certificate, registered in the name of the Participant to whom such Restricted Shares were granted, evidencing such Restricted Shares; provided that the Company shall not cause such share certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Restricted Shares. Each such share certificate shall bear the following legend:

The transferability of this certificate and the ordinary shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2007 Equity Incentive Plan of Endurance Specialty Holdings Ltd. and an Agreement entered into between the registered owner of such shares and the Company. A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

Such legend shall not be removed until such Restricted Shares vest pursuant to the terms hereof. At the discretion of the Administrator, Restricted Shares may be issued in book-entry form so long as the restrictive legends required by the Plan or the Agreement governing the Incentive Award are included as part of such book-entry record.

(ii)    Each certificate issued pursuant to this Section 11(d), together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company or the Company’s agent unless the Administrator determines otherwise.

(e)    Consequences of Vesting of a Restricted Share. Upon the vesting of a Restricted Share pursuant to the terms hereof, the restrictions of Section 11(b) shall lapse with respect to such Restricted Share. Reasonably promptly after a Restricted Share vests, the Company shall cause to be delivered to the Participant to whom such Restricted Shares were granted, a certificate evidencing such Restricted Share, free of the legend set forth in Section 11(d).

(f)    Consequences of Vesting of a Restricted Share Unit. Upon the vesting of a Restricted Share Unit pursuant to the terms hereof, the Company shall deliver to the Participant an amount equal to the Fair Market Value on the date of vesting of the Ordinary Shares to which the Restricted Share Units relate. In the discretion of the Administrator, such amount may be delivered in cash, Ordinary Shares, other property or any combination thereof.

(g)    Performance Based Restricted Shares and Restricted Share Units. In addition to or in lieu of conditioning the release of restrictions applicable to Restricted Shares or Restricted Share Unites on the continued employment of the Participant for the restricted period applicable to the Restricted Shares or Restricted Share Units, the Administrator may condition release of such restrictions on the attainment of one or more performance goals during the restricted period. The performance goals are to be pre-established by the Committee in its discretion and set forth in the Agreement governing the grant of such Restricted Shares or Restricted Share Units, based on one or more of the following criteria: (1) return on shareholder equity; (2) earnings per Ordinary Share; (3) net income (before or after taxes); (4) gross premiums written or net premiums written; (5) return on assets; (6) return on capital; (7) return on investment; (8) investment income; (9) increases in share price; (10) total shareholder return; (11) portfolio yield; (12) loss ratio; (13) underwriting ratio; (14) general and administrative expense ratio; (15) combined ratio; (16) market share; (17) strategic goals; or (18) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Administrator in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.

Performance goals may include a threshold level of performance below which no Restricted Shares or Restricted Share Units will be earned, a level of performance at which the target amount of any Restricted Shares or Restricted Share Units will be earned and a level of performance at which the maximum amount of any Restricted Shares or Restricted Share Units will be earned. The Administrator in its sole discretion shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. Any performance goal established by the Administrator must be objective so that a third party with knowledge of the relevant facts could determine whether the performance goal has been attained. In addition, there must be substantial uncertainty whether any performance goal established by the Administrator will be attained at the time it is established by the Administrator. Restricted Shares and Restricted Share Units conditioned upon the attainment of performance goals shall be released from restrictions only after the attainment of such performance measures has been certified by the Administrator.

Performance-based Restricted Share and Restricted Share Unit Awards under the Plan are intended to constitute qualified performance based compensation for purposes of Section 162(m)(4)(c) of the Code and the Treasury Regulations thereunder, and the provision of this Section 11 (and the other provisions of the plan relating to performance based Restricted Share and Restricted Share Unit awards) shall be interpreted and administered to effectuate that intent. Moreover, the Administrator may revise or modify the requirements of this Section 11 or the terms of outstanding performance based Restricted Share and Restricted Share Unit awards to the extent the Administrator determines, in its discretion, that such revision or modification is necessary for such Incentive Awards to constitute performance based compensation for purposes of Section 162(m) of the Code.

12.	Share Bonuses.

In the event that the Administrator grants a Share Bonus, a certificate for Ordinary Shares comprising such Share Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

13.	Other Awards.

Other forms of Incentive Awards (‘‘Other Awards’’) valued in whole or in part by reference to, or otherwise based on, Ordinary Shares may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Ordinary Shares to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

14.	Termination of Employment.

Except to the extent specifically provided otherwise in a Participant’s Agreement or as determined in the discretion of the Administrator, the following provisions shall apply to Incentive Awards, other than Incentive Awards granted to Directors, upon a Participant’s termination of employment with the Company.

(a)    In General. In the event a Participant’s employment with the Company is terminated for any reason other than the Participant’s death, Disability or Retirement or within the 24 month period following a Change in Control, all unvested Incentive Awards granted to the Participant shall be immediately forfeited. In the event of the termination of a Participant’s employment with the Company for any reason other than the Participant’s death, Disability or Retirement or within the 24 month period following a Change in Control, the Participant shall be able to exercise or convert any Incentive Awards which were vested as of the date of termination until and including the earlier to occur of (i) the date which is 90 days after the date of the termination of an employee Participant’s employment or the date which is one year after the date of the termination of a Director Participant’s employment and (ii) the date the Incentive Awards otherwise would expire.

(b)    Death or Disability. In the event a Participant’s employment with the Company is terminated by reason of his or her death or Disability or if such Participant shall die or become subject to a Disability within 30 days of his or her termination of employment other than for Cause, all Incentive Awards which have not vested as of the date of such termination shall continue to vest for a period of two years following the Participant’s termination of employment in accordance with their vesting schedule, notwithstanding such termination of employment, and the Participant (or his or her successors, heirs or assigns) shall be able to exercise or convert Incentive Awards which were vested as of the date of termination or vested pursuant to this subsection 14(b) until and including the earlier to occur of (i) the 27 month anniversary of the date on which the Participant’s termination of employment occurs, and (ii) the date the Incentive Awards otherwise would expire.

(c)    Retirement. In the event a Participant is eligible for Retirement, all Incentive Awards which have not vested as of the date of such eligibility shall immediately vest and convert and, to the extent applicable, the Participant shall be able to exercise such Incentive Awards until and including the earlier to occur of (i) the 12 month anniversary of the date the Participant’s termination of employment and (ii) the date the Incentive Awards otherwise would expire. Directors shall not be eligible for the benefits set forth in this subsection 14(c).

15.	General

(a)    Privileges of Share Ownership. Except for Restricted Shares or as otherwise required by applicable law, no person shall be entitled to the privileges of share ownership in respect of Ordinary Shares which are subject to Incentive Awards until the Ordinary Shares have actually been issued to that person in accordance with the terms of the Plan and the applicable Agreement free of any applicable restrictions otherwise imposed pursuant to the Plan or the applicable Agreement.

(b)    Government and other Regulations. The obligations of the Company under the Plan shall be subject to all applicable laws, rules, regulations and other governmental requirements.

(c)    Tax Withholding. The Company shall have the right to deduct from any payment to a Participant pursuant to the Plan any income or other taxes required by law to be withheld in respect thereof. It shall be a condition to the obligation of the Company to issue Ordinary Shares to a Participant upon the exercise of an Incentive Award by such Participant that such Participant (or any beneficiary or person entitled to exercise such Incentive Award) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold income or other taxes. In the event any such amount so requested is not paid, the Company may refuse to issue Ordinary Shares to such Participant upon the exercise by such Participant of an Incentive Award. Unless the Administrator shall in its discretion determine otherwise, payment for taxes required to be withheld may be made in cash, or in whole or in part, in accordance with such rules as may be adopted by the Administrator from time to time, (i) by withholding Ordinary Shares otherwise issuable upon exercise of an Incentive Award having a Fair Market Value equal to the minimum tax withholding liability and/or (ii) tendering to the Company Ordinary Shares held by such Participant having a Fair Market Value equal to the tax withholding liability.

(d)    Payment of Exercise Price. The exercise price of Incentive Awards may be paid in cash or by such other means as may be approved by the Administrator in its discretion, including but not limited to (i) withholding Ordinary Shares otherwise issuable upon exercise of an Incentive Award having a Fair Market Value equal to the exercise price of such Incentive Award and/or (ii) delivery of Ordinary Shares having a Fair Market Value equal to the exercise price of such Incentive Award. In the event the Company has in effect at the time of exercise of an Incentive Award a share repurchase program, in its discretion and subject to such terms and conditions as it may impose, the Administrator may permit a Participant to exercise an Incentive Award and pay the exercise price and/or by delivering to the Company a written notice of exercise which includes a request that the Company repurchase (and retain the repurchase price of) that number of Ordinary Shares having a Fair Market Value on the date of exercise equal of the exercise price and/or the related tax withholding liability of the number of Ordinary Shares with respect to which the Participant exercises the Incentive Award.

(e)    Claim to Incentive Awards; Employment Rights. Other than as set forth in Section 7 of the Plan, no director, officer, employee or other person shall have any claim or right to be granted Incentive Awards under the Plan nor, having been selected for the grant of Incentive Awards, to be selected for additional grants. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as a director or in the employ of the Company.

(f)    Payments to Persons other than Participants. If the Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Administrator so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Administrator, the Board and the Company therefor.

(g)    Governing Law.

(i)    The Plan, each Incentive Award hereunder and the related Agreement shall be governed by and construed in accordance with the laws of Bermuda without reference to the principles of conflicts of law thereof and the Company and any Participant accepting an Incentive Award hereunder submit to the non-exclusive jurisdiction of the courts of Bermuda in respect of matters arising hereunder.

(ii)    All disputes, controversies or claims arising out of, relating to or in connection with the Plan, each Incentive Award hereunder and the related agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by BIBA (Bermuda International Business Association), in the event that the parties fail to agree. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may not include an award of costs. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

(h)    Funding. No provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(i)    Nontransferability. Except as provided below, no Award and no Shares subject to Awards described herein that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award (each transferee thereof, a ‘‘Permitted Assignee’’) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren, parents, grandparents or siblings, (ii) to a trust for the benefit of one or more if the

Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

(j)    Restrictive Legends. The certificates evidencing Ordinary Shares issued under the Plan shall bear such restrictive legends as the Administrator deems necessary to reflect transfer restrictions applicable thereto.

(k)    Relationship to other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided therein.

(l)    Repricing and Exchange of Incentive Awards. Other than pursuant to the provisions of Section 16 hereof, without prior shareholder approval no Incentive Award having an exercise price may (i) have its exercise price per Ordinary Share reduced after it is granted, (b) be cancelled in exchange for cash or another Incentive Award (other than in connection with Substitute Awards), and (c) be subject to any other action that would be treated as a repricing under the rules and regulations of the principal securities market on which the Ordinary Shares are traded.

(m)    Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries, as applicable.

(n)    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

16.	Changes in Capital Structure

Incentive Awards under the Plan shall be subject to adjustment or substitution, as determined by the Committee in its discretion, as to the number, price or kind of Ordinary Shares or other consideration subject to such Incentive Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Ordinary Shares or in the capital structure of the Company, by reason of share dividends, share splits, recapitalizations, reorganizations, amalgamations, mergers, consolidations, combinations, exchanges, liquidations, spinoffs or other relevant changes in capitalization, or any distributions to holders of Ordinary Shares other than a regular cash dividend, occurring after the date of grant of any such Incentive Awards or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number and class of securities available under the Plan, shall be appropriately adjusted, as determined by the Committee in its discretion. The decisions of the Committee regarding any such adjustment or substitution shall be final, binding and conclusive on all parties.

17.	Effect of Change in Control

(a)    Unless otherwise provided in an Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Incentive Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Agreement, including prior thereto, if applicable): (i) Options, Tandem SARs and Stand-Alone SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Agreement), (ii)

restrictions and deferral limitations on Restricted Shares and Restricted Share Units shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Awards shall lapse, and such Other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 17(a), an Incentive Award shall be considered assumed or substituted for if following the Change in Control the Incentive Award confers the right to purchase or receive, for each Ordinary Share subject to the Incentive Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Ordinary Shares for each Ordinary Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Incentive Award, for each Ordinary Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Ordinary Share consideration received by holders of Ordinary Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

(b)    Unless otherwise provided in an Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award: (i) those Options, Tandem SARs and Stand-Alone SARs outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Shares and Restricted Share Units that are not assumed or substituted for shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Awards that are not assumed or substituted for shall lapse, and such Other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c)    In the case of any Incentive Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder or any successor thereto and shall be paid consistent with the requirements of Section 409A of the Code. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A of the Code, as determined by the Administrator.

18.	Nonexclusivity of the Plan

The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity incentive awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

19.	Amendment, Suspension and Termination

The Board may at any time terminate the Plan. The Board may, at any time, or from time to time, suspend and, if suspended, reinstate, the Plan in whole or in part. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Company, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of Ordinary Shares in the aggregate which are subject to the Plan(other than in accordance with Section 16), (ii) with respect to which Incentive Awards, increase the maximum number of Ordinary Shares in the aggregate which may be made to individual Participants (other than in accordance with Section 16), (iii) materially change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan or (iv) amend Section 15(l) of the Plan. In addition, with respect to an Incentive Award previously granted under the Plan, the Board may not cancel or reduce or otherwise alter such outstanding Incentive Award without the express written consent of the individual Participant holding such Incentive Award.

20.	Compliance with Section 409A of the Code

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Incentive Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Incentive Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2007

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints Kenneth J. LeStrange, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Company’s offices located at Wellesley House, 90 Pitts Bay Road, Pembroke HM08, Bermuda on Wednesday,  May 9, 2007 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

PURSUANT TO THE COMPANY’S AMENDED AND RESTATED BYE-LAWS, THE VOTING INTEREST

ATTRIBUTED TO EACH SHARE HELD BY THE UNDERSIGNED IS 1.0138 VOTES PER SHARE.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

To elect the six directors of Endurance Specialty Holdings Ltd. listed below (Nos. 1 through 6).

01 - Gregor S. Bailar

02 - John T. Baily

03 - Norman Barham

04 - Galen R. Barnes

05 - William J. Raver

06 - Therese M. Vaughan

Direct the Company to elect the slate of thirteen director designees of Endurance Specialty Insurance Ltd. listed below (Nos. 7 through 19).

07 - Gregor S. Bailar

08 - John T. Baily

09 - Norman Barham

10 - Galen R. Barnes

11 - William H. Bolinder

12 - Steven W. Carlsen

13 - Kenneth J. LeStrange

14 - Brendan R. O’Neill

15 – Richard C. Perry

16 - William J. Raver

17 - Robert A. Spass

18 - Therese M. Vaughan

19 - R. Max Williamson

Direct the Company to elect the slate of seven director designees of Endurance Worldwide Holdings Limited listed below (Nos. 20 through 26).

20 - William H. Bolinder

21 - Steven W. Carlsen

22 - Jon Godfray

23 - Daniel M. Izard

24 - Kenneth J. LeStrange

25 - Simon Minshall

26 - Brendan R. O’Neill

Direct the Company to elect the slate of seven director designees of Endurance Worldwide Insurance Limited listed below (Nos. 27 through 33).

27 - William H. Bolinder

28 - Steven W. Carlsen

29 - Jon Godfray

30 - Daniel M. Izard

31 - Kenneth J. LeStrange

32 - Simon Minshall

33 - Brendan R. O’Neill

Mark here to vote FOR all nominees
Mark here to WITHHOLD vote from all nominees
									01	02	03	04	05	06	07	08	09	10	11	12
For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right and below.
13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33

For	Against	Abstain

To appoint Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2007 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors.

	For	Against	Abstain
To adopt the proposed 2007 Equity Incentive Plan.

Receipt of notice of the Annual General Meeting and receipt of the proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any and all adjournments, postponements and continuations thereof.

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.